SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

HOVNANIAN ENTERPRISES, INC.
------------------------------------------------------------------------------------------------------------------------------------------------------

(Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------------------------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
____________________________________________________________________________________
5)  Total fee paid:
[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
____________________________________________________________________________________
      2) Form, Schedule or Registration Statement No.:
____________________________________________________________________________________
      3) Filing Party:
____________________________________________________________________________________
      4) Date Filed:

HOVNANIAN ENTERPRISES, INC.
110 West Front Street, P.O. Box 500, Red Bank, N.J. 07701 (732) 747-7800

February 1, 2010

Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders, which will be held on Tuesday, March 16, 2010, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017. The meeting will start promptly at 10:30 a.m.

      In accordance with the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet, the Company is primarily furnishing proxy materials to our shareholders of Class A Common Stock and registered shareholders of Class B Common Stock on the Internet, rather than mailing paper copies of the materials (including our Annual Report to Shareholders for fiscal 2009) to each of those shareholders. We believe that this e-proxy process will expedite our shareholders’ receipt of proxy materials, lower costs, and reduce the environmental impact of our annual meeting. If you received only a Notice Regarding the Availability of Proxy Materials (the “Notice”) by mail or electronic mail, you will not receive a paper copy of the proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet, by telephone or by mail. If you received a Notice by mail or electronic mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.

      We anticipate that the Notice will be mailed to our shareholders on or about February 1, 2010, and will be sent by electronic mail to our shareholders who have opted for such means of delivery on or about February 1, 2010.

      All shareholders of record of Class B Common Stock who hold in nominee name have been sent a full set of proxy materials, including a proxy card. As in the past, shareholders of record of Class B Common Stock held in nominee name will only be able to vote by returning the enclosed proxy card in the envelope provided for this purpose or by voting in person at the Company’s 2010 Annual Meeting.

      Attached to this letter is a Notice of Annual Meeting of Shareholders and Proxy Statement, which describes the business to be conducted at the meeting. We will also report on matters of current interest to our shareholders.

      It is important that your shares be represented and voted at the meeting. Therefore, we urge you to complete, sign, date and return the enclosed proxy card or, if applicable, register your vote via the Internet or by telephone according to the instructions on the proxy card. If you attend the meeting, you may still choose to vote your shares personally even though you have previously designated a proxy.

      We sincerely hope you will be able to attend and participate in the Company’s 2010 Annual Meeting. We welcome the opportunity to meet with many of you and give you a firsthand report on the progress of your Company.

Sincerely yours,

Ara K. Hovnanian
Chairman of the Board

PROXY VOTING METHODS

      If at the close of business on January 19, 2010, you were a shareholder of record or held shares through a broker or bank, you may vote your shares as described below or you may vote in person at the Annual Meeting. To reduce our administrative and postage costs, we would appreciate if shareholders of Class A Common Stock and registered shareholders of Class B Common Stock would please vote through the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described on page 1 of the Proxy Statement. If you are a shareholder of record or hold shares through a broker or bank and are voting by proxy, your vote must be received by 11:59 p.m. (Eastern Daylight Time) on March 15, 2010 to be counted unless otherwise noted below.

To vote by proxy:

Shareholders of Class A Common Stock and Registered Shareholders of Class B Common Stock:

BY INTERNET

  Go to the website at www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.
  You will need the 12-digit Control Number included on your Notice Regarding the Availability of Proxy Materials to obtain your records and to create an electronic voting instruction form.
BY TELEPHONE

  From a touch-tone telephone, dial (800) 690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.
  You will need the 12-digit Control Number included on your Notice Regarding the Availability of Proxy Materials in order to vote by telephone.
BY MAIL

  Request a proxy card from us by following the instructions on your Notice Regarding the Availability of Proxy Materials.
  When you receive the proxy card, mark your selections on the proxy card.
  Date and sign your name exactly as it appears on your proxy card.
  Mail the proxy card in the postage-paid envelope that will be provided to you.
  Mailed proxy cards must be received no later than March 15, 2010 to be counted for the Annual Meeting.
Shareholders of Record of Class B Common Stock held in Nominee Name

  Nominees of shareholders of Class B Common Stock may only appoint proxies by signing, dating and returning the enclosed proxy card in the envelope provided.
  Shares of Class B Common Stock held in nominee name will be entitled to ten votes per share only if the beneficial owner voting instruction card and the nominee proxy card relating to such shares is properly completed, mailed and received not less than 3 nor more than 20 business days prior to March 16, 2010.
YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

HOVNANIAN ENTERPRISES, INC.

_____________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
FEBRUARY 1, 2010
_____________________

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hovnanian Enterprises, Inc. will be held on Tuesday, March 16, 2010, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at 10:30 a.m. for the following matters:
1.	The election of directors of the Company for the ensuing year, to serve until the next Annual Meeting of Shareholders of the Company, and until their respective successors may be elected and qualified;
2.	The ratification of the selection of Deloitte & Touche LLP, an independent registered public accounting firm, to examine the financial statements of the Company for the year ending October 31, 2010;
3.	The approval of amendments to the Company’s Amended and Restated 2008 Stock Incentive Plan; and
4.	The transaction of such other business as may properly come before the meeting and any adjournment thereof.
      The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposals 2 and 3.
      Only shareholders of record at the close of business on January 19, 2010 are entitled to notice of, and to vote at, the Annual Meeting. Accompanying this Notice of Annual Meeting of Shareholders is a proxy statement, proxy card(s) and the Company’s Annual Report for the year ended October 31, 2009.
      To ensure your shares are voted, if you are a shareholder of Class A Common Stock or a registered shareholder of Class B Common Stock, you may vote your shares over the Internet, by telephone, or by requesting a paper proxy card to complete, sign and return by mail. These voting procedures are described on the preceding page and on the proxy card.
      If you are a shareholder of record of Class B Common Stock held in nominee name, you may only appoint proxies to vote your shares by signing, dating and returning the enclosed proxy card in the envelope provided.
      All shareholders are urged to attend the meeting in person or by proxy. Shareholders who do not expect to attend the meeting are requested to complete, sign and date the enclosed proxy card and return it promptly, or, if applicable, to register their vote via the Internet or by telephone according to the instructions on the preceding page and the proxy card.

By order of the Board of Directors,
PETER S. REINHART
Secretary
February 1, 2010

If you are a shareholder of record and you plan to attend the Annual Meeting, please mark the appropriate box on your proxy card or, if applicable, so indicate when designating a proxy via the Internet or by telephone. If your shares are held by a bank, broker or other intermediary and you plan to attend, please send written notice to Hovnanian Enterprises, Inc., 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701, Attention: Peter S. Reinhart, Secretary, and enclose evidence of your ownership (such as a letter from the bank, broker or other intermediary confirming your ownership or a bank or brokerage firm account statement). The names of all those planning to attend will be placed on an admission list held at the registration desk at the entrance to the meeting. If you do not plan to attend the Annual Meeting, please designate a proxy by mail or, if applicable, via the Internet or by telephone. If you choose to vote by mail, please complete, sign and date the enclosed proxy card and return it promptly so that your shares will be voted. If you have received a hard copy of the proxy materials, the enclosed envelope requires no postage if mailed in the United States.

HOVNANIAN ENTERPRISES, INC.
110 WEST FRONT STREET
P.O. BOX 500
RED BANK, NEW JERSEY 07701

____________________

PROXY STATEMENT
____________________

GENERAL
      The accompanying proxy is solicited on behalf of the Board of Directors of Hovnanian Enterprises, Inc. (the “Company”, “we”, “us”, or “our”) for use at the Annual Meeting of Shareholders referred to in the foregoing notice and at any adjournment thereof.
      Shares represented by properly executed proxies, that are received or executed in time and not revoked will be voted in accordance with the specifications thereon. If no specifications are made, the persons named in the accompanying proxy card(s) will vote the shares represented by such proxies for the Board of Directors’ slate of directors; for the ratification of the selection of Deloitte & Touche LLP, an independent registered public accounting firm, to examine the financial statements of the Company for the year ending October 31, 2010, for the approval of amendments to the Company’s Amended and Restated 2008 Stock Incentive Plan, and as recommended by the Board of Directors, unless contrary instructions are given. Any person may revoke a previously designated proxy at any time before it is exercised by delivering written notice of revocation to Peter S. Reinhart, Secretary, by delivering a later-dated proxy, or by voting in person at the Annual Meeting. Please note that attendance at the Annual Meeting will not by itself revoke a proxy.

VOTING RIGHTS AND SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The record date for the determination of shareholders entitled to vote at the meeting was the close of business on January 19, 2010. As of that date, the outstanding voting securities of the Company consisted of 62,876,533 shares of Class A Common Stock, each share entitling the holder thereof to one vote, and 14,572,769 shares of Class B Common Stock, each share entitling the holder thereof to ten votes. Other than as set forth in the table below, there are no persons known to the Company to be the beneficial owners of shares representing more than 5% of either the Company’s Class A Common Stock or Class B Common Stock.
      The following table sets forth as of January 19, 2010 (1) the Class A Common Stock and Class B Common Stock of the Company beneficially owned by holders of more than 5% of either the Class A Common Stock or the Class B Common Stock of the Company and (2) the Class A Common Stock, Class B Common Stock and Depositary Shares of the Company beneficially owned by each Director, each nominee for Director, each executive officer named in the tables set forth under “Executive Compensation” below and all Directors and executive officers as a group:

	Class A Common Stock (1)		Class B Common Stock (1)		Depositary Shares (1)(3)
	Amount and		Amount and		Amount and
Directors, Nominees for Director, Certain	Nature of	Percent	Nature of	Percent	Nature of	Percent
Executive Officers, Directors and Executive	Beneficial	of	Beneficial	of	Beneficial	of
Officers as a Group and Holders of More Than 5%	Ownership	Class (2)	Ownership	Class (2)	Ownership	Class (2)
Estate of Kevork S. Hovnanian (4)	7,567,392	12.04%	7,138,646	48.99%	—	—
Ara K. Hovnanian (5)	5,615,056	8.71%	988,915	6.79%	—	—
Paul W. Buchanan (6)	121,956.19%		—	—	—	—
Robert B. Coutts	28,704.05%		—	—	—	—
Edward A. Kangas	73,023.12%		—	—	—	—
Joseph A. Marengi	38,704.06%		—	—	—	—
Peter S. Reinhart	114,957.18%		—	—	3,000	0.1%
Peter S. Reinhart as Trustee of the
Sirwart Hovnanian 1994 Marital Trust (7)	—	—	5,210,091	35.75%	—	—
John J. Robbins	51,260.08%		—	—	—	—
J. Larry Sorsby	271,802.43%		—	—	—	—
David G. Valiaveedan (8)	4,526.01%		—	—	2,000	—
Stephen D. Weinroth	113,523.18%		4,500.03%		—	—
All Directors and executive officers as a
group (11 persons)	14,000,903	21.60%	13,342,152	91.56%	5,000	0.1%
(1)	The figures in the table with respect to Class A Common Stock do not include the shares of Class B Common Stock beneficially owned by the specified persons. Shares of Class B Common Stock are convertible at any time on a share for share basis to Class A Common Stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally attributes ownership to persons who have or share voting or investment power with respect to the relevant securities. Shares of Common Stock that may be acquired within 60 days upon exercise of outstanding stock options are deemed to be outstanding. Securities not outstanding, but included in the beneficial ownership of each such person, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Except as indicated in these footnotes, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all securities shown as beneficially owned by them. Shares of Class A Common Stock subject to options currently exercisable or exercisable within 60 days, whether or not in-the-money, include the following: A. Hovnanian, (1,600,000), P. Buchanan (70,000), R. Coutts (2,333) E. Kangas (3,667), J. Marengi (2,333), P. Reinhart (60,000), J. Robbins (7,333), J. Sorsby (190,000), S. Weinroth (13,667), and all Directors and executive officers as a group (1,949,333). Shares of Class B Common Stock subject to options currently exercisable or exercisable within 60 days is zero. The stock options amounts exclude options cancelled by Executive Officers in December 2008 and October 2009 and by the non-employee Directors in January 2009 and October 2009.

On July 29, 2008, the Company’s Board of Directors declared a dividend of one Preferred Stock Purchase Right for each outstanding share of Class A and Class B Common Stock. The dividend was paid to stockholders of record on August 15, 2008. Subject to the terms, provisions and conditions of the Rights Plan, if the Preferred Stock Purchase Rights become exercisable, each Preferred Stock Purchase Right would initially represent the right to purchase from the Company one ten-thousandth of a share of Series B Junior Preferred Stock for a purchase price of $35.00. However, prior to exercise, a Preferred Stock Purchase Right does not give its holder any rights as a stockholder, including without limitation, any dividend, voting or liquidation rights.
(2)	Based upon the number of shares outstanding plus options currently exercisable or exercisable within 60 days held by each such Director, nominee, executive officer or holder.
(3)	Each Depositary Share represents 1/1,000th of a share of 7.625% Series A Preferred Stock.
(4)	Includes 7,127,392 shares of Class A Common Stock and 7,138,646 shares of Class B Common Stock held by the Executors of the Estate of Kevork S. Hovnanian, deceased. Ara K. Hovnanian is special purpose Executor with respect to investments in the Company, but such shares are not also included in his separate figures of beneficial ownership. Also, includes 440,000 shares of Class A Common Stock held in the name of Sirwart Hovnanian, wife of the Company’s deceased Chairman Kevork S. Hovnanian. The business address of each of the Executors is 110 West Front Street, P. O. Box 500, Red Bank, New Jersey 07701.
(5)	Includes 223,587, shares of Class B Common Stock held in a grantor retained annuity trust (the “AKH GRAT”) for which Ara K. Hovnanian is trustee, 372,116 shares of Class A Common Stock and 431,394 shares of Class B Common Stock held in family related trusts as to which Ara K. Hovnanian has shared voting power and shared investment power and 37,374 shares of Class A Common Stock and 142,274 shares of Class B Common Stock held by Mr. Hovnanian’s wife and children. Ara K. Hovnanian disclaims beneficial ownership of such shares, except to the extent of his potential pecuniary interest in the AKH GRAT and such other accounts and trusts.
(6)	Includes 47,846 shares of Class A Common Stock that are held jointly with Mr. Buchanan’s spouse, Gail R. Buchanan. Paul W. Buchanan and Gail R. Buchanan share voting and investment power with respect to such shares.
(7)	Includes 4,833,826 shares of Class B Common Stock held by the Kevork S. Hovnanian Family Limited Partnership, a Connecticut limited partnership (the “Limited Partnership”). Peter S. Reinhart, as trustee of the Sirwart Hovnanian 1994 Marital Trust (the “Marital Trust”), is the managing general partner of the Limited Partnership and as such has the sole power to vote and dispose of the shares of Class B Common Stock held by the Limited Partnership, as well as of the 376,265 shares of Class B Common Stock held directly by the Marital Trust. Mr. Reinhart disclaims beneficial ownership of the shares held by the Limited Partnership and the Marital Trust.
(8)	All 2,235 shares of Class A Common Stock are held jointly with Mr. Valiaveedan’s spouse, Kathleen Dowling. David Valiaveedan and Kathleen Dowling share voting and investment power with respect to such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors, persons who own more than 10% of a registered class of the Company’s equity securities and certain entities associated with the foregoing (“Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”) or NASDAQ, as applicable. These Reporting Persons are required by SEC rules to furnish the Company with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC, the NYSE and NASDAQ.
      Based solely on the Company’s review of copies of the forms and amendments of forms it has received and written representations from the Company’s officers and directors, the Company believes that, with respect to the fiscal year ended October 31, 2009, all the Reporting Persons complied with all applicable filing requirements.

(1) ELECTION OF DIRECTORS

      The Company’s Restated By-laws provide that the Board of Directors shall consist of up to eleven Directors who shall be elected annually by the shareholders. The Company’s Amended Certificate of Incorporation requires that at any time when any shares of Class B Common Stock are outstanding, one-third of the Directors shall be independent, as defined therein.
      Under the rules of the NYSE, listed companies that have a controlling shareholder are not required to have a majority of independent directors, as defined by NYSE rules. Because Mr. A. Hovnanian and members of his immediate family hold more than 50% of the voting power of the Company, the Company is a controlled company within the meaning of the rules of the NYSE.
      The Board of Directors has determined that a Board of Directors consisting of the seven nominees listed below is the best composition in order to satisfy both the independence requirements of the Company’s Amended Certificate of Incorporation as well as the rules of the NYSE.
      The following individuals are nominated to serve as Directors of the Company to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. In the event that any of the nominees for Director should become unavailable to serve as a Director, it is intended that the shares represented by proxies will be voted for such substitute nominees as may be nominated by the Board of Directors, unless the number of Directors constituting a full Board of Directors is reduced. The Company has no reason to believe, however, that any of the nominees is, or will be, unavailable to serve as a Director. Proxies cannot be voted for a greater number of persons than the number of nominees shown below.

Board of Directors

			Year First Became
Name	Age	Company Affiliation	a Director
Ara K. Hovnanian	52	President, Chief Executive Officer,	1981
		Chairman of the Board & Director
Robert B. Coutts	59	Director	2006
Edward A. Kangas	65	Director	2002
Joseph A. Marengi	56	Director	2006
John J. Robbins	70	Director	2001
J. Larry Sorsby	54	Executive Vice President, Chief Financial	1997
		Officer & Director
Stephen D. Weinroth	71	Director	1982

Board of Directors — Composition
      The Board of Directors seeks to ensure that the Board of Directors is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board of Directors to satisfy its oversight responsibilities effectively. As discussed below under “Corporate Governance and Nominating Committee” on page 7, a slate of Directors to be nominated for election at the annual shareholders’ meeting each year is approved by the Board of Directors after recommendation by the Corporate Governance and Nominating Committee. In the case of a vacancy on the Board of Directors (other than one resulting from removal by shareholders), the Board of Directors approves a Director to fill the vacancy following the recommendation of a candidate by the Chairman of the Board. In identifying candidates for Director, the Corporate Governance and Nominating Committee and the Board of Directors takes into account (1) the comments and recommendations of board members regarding the qualifications and effectiveness of the existing Board or Directors or additional qualifications that may be required when selecting new board members that may be made in connection with the self-examinations described below under “Corporate Governance and Nominating Committee” on page 7, (2) the requisite expertise and sufficiently diverse backgrounds of the Board of Directors’ overall membership composition, (3) the independence of outside Directors and other possible conflicts of interest of existing and potential members of the Board of Directors and (4) all other factors it considers appropriate. Although the Company has no policy regarding diversity, the charter of the Corporate Governance and Nominating Committee includes a statement that it and the Board of Directors believe that diversity is an important component of a board of directors, including such factors as background, skills, experience, expertise, gender, race and culture.

      When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Corporate Governance and Nominating Committee and the Board of Directors focused primarily on the information discussed in each of the Directors’ individual biographies set forth below on pages 5 and 6. In particular, with regard to Mr. Coutts, the Board of Directors considered his strong background in the manufacturing sector, believing that his experience with a large multinational corporation engaged in the manufacture of complicated products is invaluable in evaluating the multiple integrated processes in the homebuilding business and also valuable in performance management and other aspects of the Company. With regard to Messrs. Kangas and Robbins, the Board of Directors considered their significant experience, expertise and background with regard to accounting matters, which in Mr. Robbins’ case includes specialization in homebuilding companies. The Board of Directors also considered the broad perspective brought by Mr. Kangas’s experience in consulting to clients in many diverse industries. With regard to Mr. Marengi, the Board of Directors considered his strong background in the technology sector, since new technologies and their cost and benefit analyses are important factors in the success of the Company. With regard to Mr. Weinroth, the Board of Directors considered his many years of experience in the investment banking field, which is very valuable to the Company as it works through refinancing of its debt and in the evaluation of various financing alternatives presented to the Company. The Board of Directors also considered the many years of experience with the Company represented by Messrs. A. Hovnanian and Sorsby, our Chief Executive Officer and Chief Financial Officer, respectively – over thirty years in the case of Mr. A Hovnanian, and over twenty years in the case of Mr. Sorsby.

Board of Directors — Nominees’ Biographies

Mr. A. Hovnanian has been Chief Executive Officer since July 1997 after being appointed President in 1988 and Executive Vice President in 1983. Mr. A. Hovnanian joined the Company in 1979 and has been a Director of the Company since 1981 and was Vice Chairman from 1998 through November 2009. In November 2009, he was elected Chairman of the Board following the death of Kevork S. Hovnanian, the chairman and founder of the Company and the father of Mr. A. Hovnanian.

Mr. Coutts retired from the position of Executive Vice President of Lockheed Martin Corporation (NYSE), which he held from 2000 to 2008. Mr. Coutts was President and COO of the former Electronics Sector of Lockheed Martin. He was elected an officer by the Board of Lockheed Martin in December 1996. Mr. Coutts held management positions with General Electric Corporation (NYSE) from 1972-1993, and was with GE Aerospace when it became part of Lockheed Martin in 1993. Mr. Coutts is the retired Chairman of Sandia Corporation, a subsidiary of Lockheed Martin Corp., and is on the Board of Directors of The Stanley Works (NYSE), as well as the Pall Corporation (PLL), and is also a member of the Board of Overseers, College of Engineering, Tufts University. He was elected Director of Hovnanian Enterprises, Inc. in March 2006 and is a member of the Company’s Compensation Committee.

Mr. Kangas was Chairman and Chief Executive Officer of Deloitte Touche Tohmatsu from December 1989 to May 2000, when he retired. He also serves on the Boards of United Technologies Corp. (NYSE), Eclipsys, Inc. (NASDAQ), Tenet Healthcare Corporation, Inc. (NYSE), and Intuit, Inc. (NASDAQ). He was on the Board of Electronic Data Systems, Inc. (NYSE) from 2004 to 2008. Mr. Kangas is the past Chairman of the Board of the National Multiple Sclerosis Society. Mr. Kangas was elected as a Director of Hovnanian Enterprises, Inc. in September 2002, is Chairman of the Company’s Audit Committee and a member of the Company’s Compensation Committee and Corporate Governance and Nominating Committee.

Mr. Marengi, since July 2007, serves as a Venture Partner for Austin Ventures. Prior to that date, Mr. Marengi served as senior vice president for Dell Inc.’s (NASDAQ) Commercial Business Group. In this role, Mr. Marengi was responsible for the Dell units serving medium business, large corporate, government, education and healthcare customers in the United States. Mr. Marengi joined Dell in July 1997 from Novell Inc. (NASDAQ), where he was president and chief operating officer. He joined Novell in 1989 and moved through successive promotions to become executive vice president of worldwide sales and field operations. He is also an outside Director for Quantum Corporation (NYSE) and serves as Chairman of the Board for Entorian Technologies, Inc. (NASDAQ). Mr. Marengi was elected Director of Hovnanian Enterprises, Inc. in March 2006 and is member of the Company’s Corporate Governance and Nominating Committee.

Mr. Robbins was a managing partner of the New York Office of Kenneth Leventhal & Company and executive committee partner, retiring from the firm in 1992. He was made a partner of Kenneth Leventhal & Company in 1973. Mr. Robbins was a Trustee of Keene Creditors Trust from 1996 until July 2009. He was Director and the Chairman of the Audit Committee of Raytech Corporation from May 2003 until March 2007, and has been a Director and Chairman of the Audit Committee of Texas Petrochemicals Inc. from May 2006 until December 2009. Mr. Robbins was elected as a Director of Hovnanian Enterprises, Inc. in January 2001, and is a member of the Company’s Audit Committee.

Mr. Sorsby has been Chief Financial Officer of Hovnanian Enterprises, Inc. since 1996, and Executive Vice President since November 2000. Mr. Sorsby was also Senior Vice President from March 1991 to November 2000 and was elected as a Director of the Company in 1997.

Mr. Weinroth is a partner in Coral Reef Capital Partners, a private equity fund and was, until mid-2008, Managing Member of Hudson Capital Advisors, LLC, a private equity and merchant banking firm and Chairman of the Board of Cyalume Technologies, Inc., a manufacturer of military and safety equipment. From 1989 to 2003, he served as co-Chairman and head of the Investment Committee at First Britannia Mezzanine N.V., a European private investment firm. He is Chairman of the Board Emeritus of Core Laboratories, N.V. (NYSE), a global oil field service company where he had previously been Chairman of the Board. He was Vice Chair of the Central Asian American Enterprise Fund to which he was appointed by the President of the United States, and is Chairman of its successor, the US Central Asia Education Foundation. He is also Chairman of the Board of The Joyce Theatre Foundation Inc., as well as a recently retired Trustee of the Horace Mann School. Mr. Weinroth has been a Director of Hovnanian Enterprises, Inc. since 1982, is a member of the Company’s Audit Committee, and Chairman of the Company’s Compensation Committee and Corporate Governance and Nominating Committee.

 MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS
      During the year ended October 31, 2009, the Board of Directors held four regularly scheduled meetings and two telephonic meetings. In addition, Directors considered Company matters and had communications with the Chairman and Vice Chairman of the Board of Directors and others outside of formal meetings. Directors are expected to attend the Annual Meeting of Shareholders, but the Company does not have a formal policy with respect to attendance. Seven of the eight members of the Board of Directors attended the Annual Meeting of Shareholders held on March 19, 2009.

Audit Committee
     During the year ended October 31, 2009, the members of the Audit Committee of the Board of Directors were Messrs. Kangas, Robbins and Weinroth. The Audit Committee is currently chaired by Mr. Kangas and is responsible for reviewing and approving the scope of the annual audit undertaken by the Company’s independent registered public accounting firm and meeting with them to review the results of their work as well as their recommendations. The Audit Committee selects the Company’s independent registered public accounting firm and also approves and reviews their fees. During the year ended October 31, 2009, the Audit Committee met on four occasions and held nine telephonic meetings. The Audit Committee also authorizes staffing and compensation of the Internal Audit Department. The Vice President of Internal Audit for the Company reports directly to the Audit Committee on, among other things, the Company’s compliance with certain Company procedures which are designed to enhance management’s understanding of operating issues and the results of the Audit Department’s annual audits of the various aspects of the Company’s business. In fiscal 2009, the Audit Department issued eleven traditional audit reports and performed five Sarbanes-Oxley Section 404 reviews. The Company’s Chief Accounting Officer reports directly to the Audit Committee on significant accounting issues. For additional information related to the Audit Committee, see “The Audit Committee” below.

Compensation Committee
     During the year ended October 31, 2009, the members of the Compensation Committee of the Board of Directors were Messrs. Weinroth, Kangas and Coutts. The Compensation Committee is currently chaired by Mr. Weinroth and is responsible for reviewing salaries, bonuses and other forms of compensation for the Company’s senior executives, key management employees and non-employee Directors, and is active in other compensation and personnel areas as the Board of Directors from time to time may request. For a discussion of the criteria used and factors considered by the Compensation Committee in reviewing and determining executive compensation, see “The Compensation Committee” and “Compensation Discussion and Analysis” below. During the year ended October 31, 2009, the Compensation Committee met on four occasions and held four telephonic meetings.

Corporate Governance and Nominating Committee
     On December 12, 2005, the Board of Directors approved the establishment of a Corporate Governance Committee, although the Company is not required to have such committee because it is a controlled company under the rules of the NYSE. During the year ended October 31, 2009, the members of the Corporate Governance Committee of the Board of Directors were Messrs. Weinroth, Kangas and Marengi. The Corporate Governance and Nominating Committee is currently chaired by Mr. Weinroth. On September 14, 2009, the Board of Directors approved an amendment to the charter of the Corporate Governance Committee to add a nominating function. The committee is now known as the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for corporate governance matters, and reviewing and recommending nominees for the Board of Directors and other Board-related policies. The Corporate Governance and Nominating Committee also oversees the annual performance evaluation of the Board and its Committees, the Board’s periodic review of the Company’s Corporate Governance Guidelines (“Guidelines”) and compliance with the Company’s Related Person Transaction Policy. During the year ended October 31, 2009, the Corporate Governance and Nominating Committee met on four occasions and held no telephonic meetings.
     The Guidelines require that the Board of Directors conduct a self-evaluation at least annually, and as circumstances otherwise dictate. In conjunction with the self-evaluation, the Board of Directors reviews the qualifications and effectiveness of the existing Board of Directors and allows each board member to make comments or recommendations regarding the qualifications and effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new board members. Among other factors, the Board of Directors generally considers the size of the Board of Directors best suited to fulfill its responsibilities, the Board of Directors’ overall membership composition to ensure the Board of Directors has the requisite expertise and consists of persons with sufficiently diverse backgrounds, the independence of outside directors and other possible conflicts of interest of existing and potential members of the Board of Directors.
     The Company does not have a specific policy regarding shareholder nominations of potential directors to the Board of Directors, other than through the process described under “Shareholder Proposals for the 2011 Annual Meeting” below. Possible nominees to the Board of Directors may be suggested by any Director and given to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee may also seek potential nominees and engage search consultants to assist it in identifying potential nominees. The Corporate Governance and Nominating Committee adopted an amendment to its charter in November 2009 affirming its belief that diversity is an important factor to consider in evaluating potential nominees. The Corporate Governance and Nominating Committee recommends to the Board of Directors a slate of nominees for the Board of Directors for inclusion in the matters to be voted upon at the Annual Meeting. The Company’s Restated By-laws provide that Directors need not be shareholders. Vacancies on the Board of Directors, other than those resulting from removal by shareholders, may be filled by action of the Board of Directors.
     As of the 120th calendar day prior to February 4, 2010, the Board of Directors had not received any recommendation for the nomination of a candidate to the Board of Directors by any shareholder or group of shareholders that at such time held more than 5% of the Company’s voting stock for at least one year.

VOTE REQUIRED

     The election of the nominees to the Company’s Board of Directors for the ensuing year, to serve until the next Annual Meeting of Shareholders of the Company, and until their respective successors may be elected and qualified, requires that each director be elected by a majority of the votes cast by the shareholders of Class A Common Stock and Class B Common Stock, voting together, represented in person or by proxy at the 2010 Annual Meeting. In determining whether each director has received the requisite number of affirmative votes, abstentions and broker non-votes will have no impact on such matter because such shares are not votes cast.
     Mr. A. Hovnanian and certain members of his family have informed the Company that they intend to vote in favor of the nominees named in this proposal. Because of the voting power of Mr. A. Hovnanian and such members of his family, this proposal is assured passage.
     Our Board of Directors recommends that shareholders vote FOR the election of the nominees named in this proposal to the Company’s Board of Directors.

(2) RATIFICATION OF THE SELECTION OF AN INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

     On January 5, 2009, the Audit Committee of the Board of Directors of the Company dismissed Ernst & Young LLP as the independent registered public accounting firm for the Company. Ernst & Young LLP’s reports on the financial statements of the Company for the fiscal years ended October 31, 2007 and 2008 did not contain any adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended October 31, 2007 and 2008, and through January 5, 2009, (1) there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference thereto in its reports on the financial statements of the Company for such years, and (2) there have been no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.
     Also on January 5, 2009, the Audit Committee of the Company’s Board of Directors appointed Deloitte & Touche LLP as the independent registered public accounting firm for the Company as of and for the fiscal year ending October 31, 2009. This appointment followed a solicitation and review process conducted by the Company’s Audit Committee.
     During the fiscal years ended October 31, 2007 and 2008, and through January 5, 2009, (1) Deloitte & Touche LLP had not been engaged as the principal accountant of the Company to audit its financial statements or as an independent accountant to audit a significant subsidiary of the Company, and (2) the Company had not consulted with Deloitte & Touche LLP regarding (a) the application of accounting principles to any completed or proposed transaction, (b) the type of audit opinion that might be rendered on the Company’s financial statements for such periods, or (c) any other accounting, auditing or financial reporting matter described in Items 304(a)(2)(i) and (ii) of Regulation S-K.
     The selection of an independent registered public accounting firm to examine financial statements of the Company made available or transmitted to shareholders and filed with the SEC for the year ending October 31, 2010 is submitted to this Annual Meeting of Shareholders for ratification. Deloitte & Touche LLP has been selected by the Audit Committee of the Company to examine such financial statements. In the event that the shareholders fail to ratify the appointment, the Audit Committee will consider the view of the shareholders in determining its selection of the Company’s independent registered public accounting firm for the subsequent fiscal year. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a new independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.
     The Company has been advised that representatives of Deloitte & Touche LLP will attend the Annual Meeting of Shareholders to respond to appropriate questions and will be afforded the opportunity to make a statement if the representative so desires.

VOTE REQUIRED

     Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm to examine financial statements of the Company for the year ending October 31, 2010, requires the majority of the votes cast by the shareholders of Class A Common Stock and Class B Common Stock, voting together, present in person or by proxy at the 2010 Annual Meeting. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will have no impact on such matter because such shares are not considered votes cast.
     Mr. A. Hovnanian and certain members of his family have informed the Company that they intend to vote in favor of this proposal. Because of the voting power of Mr. A. Hovnanian and such members of his family, this proposal is assured passage.
     Our Board of Directors recommends that shareholders vote FOR ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

(3) APPROVAL OF AMENDMENTS TO THE AMENDED AND RESTATED
2008 HOVNANIAN ENTERPRISES, INC. STOCK INCENTIVE PLAN

     Shareholders are being asked to consider and approve a proposal to adopt amendments to the Amended and Restated 2008 Hovnanian Enterprises, Inc. Stock Incentive Plan (such plan, as proposed to be further amended and restated by the contemplated amendments, the “Amended Plan”). The Amended Plan, if approved, will incorporate the following changes as compared to the existing Amended and Restated 2008 Hovnanian Enterprises, Inc. Stock Incentive Plan (the “Existing Plan”):

  While the aggregate share reserve covered by the Amended Plan and the Company’s Amended and Restated Senior Executive Short-Term Incentive Plan (the “STIP”) collectively will not reflect an increase, the Amended Plan will allow the Company to satisfy equity awards (“Awards”) granted under the Amended Plan by utilizing the shares available for issuance under the STIP, provided that any shares so utilized will reduce the number of shares available for issuance under the STIP;
  The maximum number of shares for which Awards may be granted under the Amended Plan to any single Participant during a fiscal year will be increased from 1,000,000 to 2,000,000; and
  For performance awards granted under the Amended Plan that are denominated in shares, the annual maximum grant per Participant during any fiscal year will be 2,000,000 shares (determined at the time of award grant, rather than at settlement). The maximum amount payable in respect of a performance award that is not denominated in shares during a fiscal year to any Participant will remain equal to the greater of (x) $15,000,000 and (y) 2.5 percent (2.5%) of the Company’s income before income taxes (consistent with the limit under the Existing Plan).

     The Amended Plan is set forth in Appendix A hereto. The principal purpose of the proposed amendments to the Existing Plan is to facilitate the ability to grant contemplated long-term performance Awards to key employees of the Company. While the terms of the contemplated performance awards and the identity of the intended recipients have not yet been finalized, the Company anticipates making special long-term performance award grants during the 2010 fiscal year to properly incentivize the key employees and better align their interests with those of the Company’s stockholders. Absent the proposed amendments to the Existing Plan, the Company might have insufficient shares available for grant under the terms of the Existing Plan and the contemplated multi-year grants might exceed the annual award limitations under the Existing Plan.
     For a discussion of the Amended Plan, see “Material Features of the Amended Plan” below.

     The Company’s Board of Directors has approved the adoption of the Amended Plan and recommends that shareholders vote for the approval of the Amended Plan.

Material Features of the Amended Plan
     The following is a brief summary of the material features of the Amended Plan. Because this is only a summary, it does not contain all the information about the Amended Plan that may be important to you and is qualified in its entirety to the full text of the Amended Plan as set forth in Appendix A hereto.

Purpose
     The purpose of the Amended Plan is to aid the Company and its affiliates in recruiting and retaining key employees, directors and consultants of outstanding ability and to motivate those employees, directors and consultants to exert their best efforts on behalf of the Company and its affiliates by providing incentives through the granting of “Awards”, which consist of options, stock appreciation rights or other stock-based Awards (including performance-based Awards) granted pursuant to the Amended Plan. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the Amended Plan if they are selected by the Compensation Committee of the Board of Directors (the “Committee”) to participate in the Amended Plan (any such individual, a “Participant”). For the fiscal year ended October 31, 2009, approximately 70 employees, five directors (includes non-employee directors only), and no consultants were selected by the Committee to participate in the Existing Plan (which the Amended Plan is intended to supersede and replace).

Administration
     The Amended Plan is generally administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each intended to be “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, “outside directors” within the meaning of 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and “independent directors” within the meaning of the applicable rules, if any, of any national securities exchange on which shares of common stock of the Company are listed or admitted to trading: provided, however, that any action permitted to be taken by the Committee may be taken by the Board of Directors in its discretion. Additionally, if the Company’s CEO is serving as a member of the Board of Directors, the Board of Directors may by specific resolution constitute the CEO as a “committee of one” with the authority to grant Awards covering up to 1,000,000 shares (giving effect to the Company’s March 26, 2004 stock split) per fiscal year to certain non executive officer Participants.

Awards
     Awards are determined (“granted”) by the Committee and are subject to the terms and conditions stated in the Amended Plan and to such other terms and conditions, not inconsistent therewith as the Committee shall determine. Any stock options granted must have a per share exercise price that is not less than 100% of the fair market value of the Company’s common stock underlying such stock options on the date an option is granted. However, the Amended Plan includes a provision that would permit “repricing” of stock options (that is, lowering the exercise price of previously granted stock options) and similar corporate actions if (and only if) the repricing or similar corporate action is approved by at least a majority of the independent directors on our Board of Directors. The maximum term for stock options granted under the Amended Plan is ten years from the initial date of grant.
     In the event a performance-based Award is granted under the Amended Plan, it may be granted in a manner that would cause the Award to be deductible by the Company under Section 162(m) of the Code. To that end, performance-based Awards intended to be deductible under Section 162(m) of the Code must be based on the attainment by the Company of written performance goals approved by the Committee. Within 90 days after the start of a designated performance period (or, if less, the number of days which is equal to 25% of such performance period), the Committee will establish the objective performance goals for each Participant. The performance goals will be based on one or more of the following criteria: (1) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (2) net income; (3) operating income; (4) earnings per share of common stock of the Company; (5) book value per share; (6) return on stockholders’ equity; (7) expense management; (8) return on investment; (9) improvements in capital structure; (10) profitability of an identifiable business unit or product; (11); maintenance or improvements of profit margins;

(12) stock price; (13) market share; (14) revenues or sales; (15) costs; (16) cash flow; (17) working capital; (18) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); and (19) return on assets.
     Prior to the payment of any Award, the Committee, or its delegate, will certify that the applicable performance goals have been met. In connection with such certification, the Committee, or its delegate, may decide to pay amounts, which are less than the Award otherwise payable for achievement of the applicable performance goals. The Committee may base the decision to reduce the Award on any criteria it deems relevant. Payment of an Award to a Participant will occur only after such certification and will be made as determined by the Committee in its sole discretion after the end of such performance period.

Effect of Certain Events on Amended Plan and Awards
     In the event of any change in the outstanding shares of common stock by reason of any stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate exchange or change in capital structure, any distribution to shareholders of common stock other than regular cash dividends or any similar event, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable, as to (1) the number or kind of common stock or other securities that may be issued as set forth in the Amended Plan or pursuant to outstanding Awards, (2) the option price, (3) the maximum number or amount of Awards that may be granted to a Participant during a fiscal year and/or (4) any other affected terms of such Awards. Except as otherwise provided in an Award agreement, in the event of a Change in Control (as defined in the Amended Plan), the Committee in its sole discretion and without liability to any person may take such actions, if any as it deems necessary or desirable with respect to any Award.

Limitations
     The Amended Plan provides that the total number of shares of common stock of the Company that may be issued under the Amended Plan (inclusive of Awards previously granted under the Existing Plan and Awards granted under the Company’s Amended and Restated 1999 Stock Incentive Plan) is 11,185,995, and the maximum amount that may be paid with respect to performance-based Awards (other than Awards denominated in Shares) during a fiscal year to any Participant cannot exceed the greater of (x) $15 million or (y) 2.5% of the Company’s income before income taxes as reported in the Company’s audited consolidated financial statements prepared for the year in respect of which the performance-based Award is to be paid. The number of shares available for issuance under the Amended Plan may also be increased by utilizing shares otherwise available for issuance under the terms of the Company’s STIP, provided that any shares so utilized shall reduce the number of shares available for issuance under the STIP. Additionally, the maximum number of shares of common stock of the Company for which options, stock appreciation rights, restricted stock, restricted stock unit Awards and other Share-denominated performance Awards may be granted during a fiscal year to any Participant is 2,000,000.
     No award may be granted under the Amended Plan after the tenth anniversary of the Effective Date, which is February 6, 2008, but Awards theretofore granted may be extended beyond that date.

Amendment and Termination
     The Committee may amend, alter or discontinue the Amended Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the shareholders of the Company, would (except as provided in the Amended Plan in connection with adjustments in certain corporate events), increase the total number of shares of common stock of the Company reserved for the purposes of the Amended Plan or change the maximum number of shares of common stock of the Company for which Awards may be granted to any Participant or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Amended Plan; provided, however, that the Committee may amend the Amended Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. The Committee may not amend, alter or discontinue the provisions relating to a Change in Control (as defined in the Amended Plan) after the occurrence of a Change in Control.

Nontransferability of Awards
     Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. Notwithstanding the foregoing, and subject to the conditions stated in the Amended Plan, a Participant may transfer an option (other than an option that is also an incentive stock option granted pursuant to the Amended Plan) in whole or in part by gift or domestic relations order to a family member of the Participant.

Certain United States Federal Income Tax Consequences

Stock Options
     An employee to whom an incentive stock option (“ISO”) that qualifies under Section 422 of the Code is granted will not recognize income at the time of grant or exercise of such option. No federal income tax deduction will be allowable to the Company upon the grant or exercise of such ISO. However, upon the exercise of an ISO, special alternative minimum tax rules apply for the employee.
     When the employee sells shares acquired through the exercise of an ISO more than one year after the date of transfer of such shares and more than two years after the date of grant of such ISO, the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such shares and the option price. If the employee does not hold such shares for this period, when the employee sells such shares, the employee will recognize ordinary compensation income and possibly capital gain or loss in such amounts as are prescribed by the Code and regulations thereunder, and the Company will generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income.
     An employee to whom an option that is not an ISO (a “non-qualified option”) is granted will not recognize income at the time of grant of such option. When such employee exercises a non-qualified option, the employee will recognize ordinary compensation income equal to the excess, if any, of the fair market value as of the date of a non-qualified option exercise of the shares the employee receives, over the option exercise price. The tax basis of such shares will be equal to the exercise price paid plus the amount includable in the employee’s gross income, and the employee’s holding period for such shares will commence on the day after which the employee recognized taxable income in respect of such shares. Any subsequent sale of the shares by the employee will result in long or short-term capital gain or loss, depending on the applicable holding period. Subject to applicable provisions of the Code and regulations thereunder, the Company will generally be entitled to a federal income tax deduction in respect of the exercise of non-qualified options in an amount equal to the ordinary compensation income recognized by the employee. Any such compensation includable in the gross income of an employee in respect of a non-qualified option will be subject to appropriate federal, state, local and foreign income and employment taxes.

Restricted Stock
     Unless an election is made by the Participant under Section 83(b) of the Code, the grant of an Award of restricted stock will have no immediate tax consequences to the Participant. Generally, upon the lapse of restrictions (as determined by the applicable restricted stock agreement between the Participant and the Company), a Participant will recognize ordinary income in an amount equal to the product of (x) the fair market value of a share of common stock of the Company on the date on which the restrictions lapse, less any amount paid with respect to the Award of restricted stock, multiplied by (y) the number of shares of restricted stock with respect to which restrictions lapse on such date. The Participant’s tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted stock. The Participant’s holding period will commence on the date on which the restrictions lapse.
     A Participant may make an election under Section 83(b) of the Code within 30 days after the date of transfer of an Award of restricted stock to recognize ordinary income on the date of award based on the fair market value of common stock of the Company on such date. An employee making such an election will have a tax basis in the shares of restricted stock equal to the sum of the amount the employee recognizes as ordinary income and any amount paid for such restricted stock, and the employee’s holding period for such restricted stock for tax purposes will commence on the date after such date.
     With respect to shares of restricted stock upon which restrictions have lapsed, when the employee sells such shares, the employee will recognize capital gain or loss consistent with the treatment of the sale of shares received upon the exercise of non-qualified options, as described above.

Stock Units
     A Participant to whom a restricted stock unit (“RSU”) is granted generally will not recognize income at the time of grant (although the Participant may become subject to employment taxes when the right to receive shares becomes “vested” due to retirement eligibility or otherwise). Upon delivery of shares of common stock of the Company in respect of an RSU, a Participant will recognize ordinary income in an amount equal to the product of (x) the fair market value of a share of common stock of the Company on the date on which the common stock of the Company is delivered, multiplied by (y) the number of shares of common stock of the Company delivered.

Other Stock-based Awards
     With respect to other stock-based Awards paid in cash or common stock, Participants will generally recognize income equal to the fair market value of the Award on the date on which the Award is delivered to the recipient.

Code Section 409A
     The American Jobs Creation Act of 2004 introduced a new section of the Code (Section 409A) covering certain nonqualified deferred compensation arrangements. Section 409A generally establishes new rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) upon the service provider who is entitled to receive the deferred compensation. Certain Awards that may be granted under the Amended Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A. While the Committee intends to administer and operate the Amended Plan and establish terms (or make required amendments) with respect to Awards subject to Section 409A in a manner that will avoid the imposition of additional taxation under Section 409A upon a Participant, there can be no assurance that additional taxation under Section 409A will be avoided in all cases. In the event the Company is required to delay delivery of shares or any other payment under an Award in order to avoid the imposition of an additional tax under Section 409A, the Company will deliver such shares (or make such payment) on the first day that would not result in the Participant incurring any tax liability under Section 409A. The Committee may amend the Amended Plan and outstanding Awards to preserve the intended benefits of Awards granted under the Amended Plan and to avoid the imposition of an additional tax under Section 409A of the Code.

General
     Ordinary income recognized by virtue of the exercise of non-qualified options, the lapse of restrictions on restricted stock or RSUs or payments made in cash or shares of common stock of the Company is subject to applicable tax withholding as required by law.
     The Company generally will be entitled to a federal tax deduction to the extent permitted by the Code at the time and in the amount that ordinary income is recognized by Participants.
     The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of options or other Awards or to their employers or to describe tax consequences based on particular circumstances. It is based on federal income tax law and interpretational authorities as of the date of this proxy statement, which are subject to change at any time.

Participants in the Amended Plan
     For the fiscal year ending October 31, 2009, approximately 70 employees, five directors (includes non-employee directors only), and no consultants were selected by the Committee to participate in the Existing Plan. The following table sets forth information on Awards granted under the Existing Plan since its adoption in fiscal 2008. The market value of the underlying shares of Class A Common Stock on January 19, 2010 was $4.00 per share.

Stock Awards Previously Granted under the Existing Plan
(since adoption of the Existing Plan)

		Restricted Stock
		Unit and	Total of All
	Stock Option	Deferred Share	Columns in
	Grants	Grants	Table
	# of Shares	# of Shares	# of Shares
Name & Position	Covered	Covered	Covered
Kevork S. Hovnanian, Chairman of the Board	—	—	—
Ara K. Hovnanian, President and Chief Executive Officer	1,125,000	—	1,125,000
J. Larry Sorsby, Executive Vice President and Chief Financial Officer	225,000	—	225,000
Paul W. Buchanan, Senior Vice President and Chief Accounting Officer	40,000	14,098	54,098
Peter S. Reinhart, Senior Vice President and General Counsel	40,000	10,070	50,070
David G. Valiaveedan, Vice President — Finance and Treasurer	20,625	9,676	30,301
Executive Officer Group	1,450,625	33,844	1,484,469
Robert B. Coutts, Director	28,000	17,904	45,904
Edward A. Kangas, Director	44,000	29,841	73,841
Joseph A. Marengi, Director	28,000	17,904	45,904
John J. Robbins, Director	28,000	17,904	45,904
Stephen D. Weinroth, Director	44,000	29,841	73,841
All Current Non-Executive Directors as a Group	172,000	113,394	285,394
All Non-Executive Officer Employees as a Group	1,377,563	1,129,229	2,506,792
All Directors and Employees	3,000,188	1,276,467	4,276,655

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of October 31, 2009, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Equity Compensation Plan Information

Number of
	Number of	Number of			securities
	Class A	Class	Weighted	Weighted	remaining
	Common	Stock B	average	average	available for
	Stock	Common	exercise	exercise	future issuance
	securities to be	securities to be	price of	price of	under equity
	issued upon	issued upon	outstanding	outstanding	compensation
	exercise of	exercise of	Class A	Class B	plans
	outstanding	outstanding	Common	Common	(excluding
	options,	options,	Stock	Stock	securities
	warrants and	warrants and	options,	options,	reflected in
	rights (in	rights (in	warrants and	warrants and	columns (a)) (in
Plan Category	thousands)	thousands)	rights(2)	rights(3)	thousands)(1)
	(a)	(a)	(b)	(b)	(c)
Equity compensation plans
approved by security holders	6,352	1,584	$10.77	$3.85	5,861
Equity compensation plans
not approved by security holders	—	—	—	—	—
Total	6,352	1,584	$10.77	$3.85	5,861
(1)	Under the Company’s equity compensation plans, securities may be issued in either Class A Common Stock or Class B Common Stock.
(2)	Does not include 1,702 shares to be issued upon vesting of restricted stock, because they have no exercise price.
(3)	Does not include 459 shares to be issued upon vesting of restricted stock, because they have no exercise price.

VOTE REQUIRED
     In order for the Amended Plan to be approved, the current NYSE rules require the affirmative vote of a majority of the shares of Class A Common Stock and Class B Common Stock, voting together, cast on the proposal, provided that a majority of the outstanding shares of common stock are votes on the proposal. With respect to the proposal to adopt the Amended Plan, abstentions are considered “votes cast” under NYSE rules and thus will have the same effect as a vote “against” the proposal and will be counted in determining whether a majority of the outstanding shares of common stock are voted on the proposal. Broker non-votes will not count as votes cast “for” or “against” the proposal to adopt the Amended Plan and will have no effect on the outcome of the proposal, assuming a majority of the outstanding shares of common stock are otherwise voted on the proposal.
     Mr. A. Hovnanian and certain members of his family have informed the Company that they intend to vote in favor of this proposal. Because of the voting power of Mr. A. Hovnanian and such members of his family, this proposal is assured passage.
Our Board of Directors recommends that shareholders vote FOR approval of the Amended Plan.

THE COMPENSATION COMMITTEE
     The Compensation Committee of the Board of Directors (the “Committee”) is the principal overseer of the Company’s various policies and procedures related to executive compensation. The Committee meets at least three times a year to discuss industry trends with regard to overall compensation issues and consults with outside compensation consultants as needed. The Committee is governed by its Charter which is available on the Company’s public website (www.khov.com).

Areas of Responsibility
     The Committee, in conjunction with the Board of Directors and with management’s input, shapes the Company’s executive compensation philosophy and objectives. In particular, the Committee is charged with:

  Reviewing, at least annually, the salaries, bonuses and other forms of compensation, including stock option grants, for the Company’s senior executives (which include the named executive officers (“NEOs”) for whom compensation is reported in the tables below);
  Reviewing, at least annually, compensation paid to the Company’s non-employee Directors;
  Participating in the review of compensation of other key employees of the Company as may be directed by the Board of Directors or by management; Periodically reviewing the Company’s policies and procedures pertaining to the Company’s equity award plans and forms of equity grants to all employees and non-employee Directors, employee benefit plans (for example, the 401(k) plan and deferred compensation plans), the Chief Executive Officer’s severance agreement, executive perquisites, and forms of equity grants to all employees and non-employee directors; and
  Fostering good corporate governance practices as they relate to executive compensation.

     These areas of responsibilities are discussed in more detail below under “Compensation Discussion and Analysis.” During the fiscal year ended October 31, 2009, the members of the Committee were all independent, non-employee directors.

Compensation Review Process for the Named Executive Officers
     The Committee, in conjunction with the Board of Directors and with management’s input, is responsible for making decisions related to the overall compensation of the NEOs.
     At least annually, the Committee establishes objective financial measures for determining bonus awards to the NEOs. The Committee also considers salary, employee benefits and discretionary bonus awards, if any, for the NEOs.
     In determining overall compensation for the NEOs, the Committee may consult with other members of the Board of Directors, including the Chairman of the Board, the President and Chief Executive Officer (“CEO”), and the Executive Vice President and Chief Financial Officer (“CFO”) of the Company. These individuals often provide the Committee with insight on the overall performance of executives, including the achievement of personal objectives, if any, rather than relying solely on the Company’s financial performance measures in determining their compensation. The Committee also engages an outside compensation specialist related to various compensation issues.

Outside Compensation Consultant
     Since October 2003, the Committee has engaged Pearl Meyer & Partners (“PM&P”) as the Committee’s independent outside compensation consultant to provide services related to executive and non-employee director compensation. PM&P does not provide any other services to the Company unless approved by the Committee and no such services were provided in fiscal 2009. In fiscal 2009, PM&P assisted the Committee with its review and design of the Company’s annual bonus and long-term incentive plans for the NEOs in order to reflect modifications in the Company’s objectives due to declining market conditions in the homebuilding industry. The analysis also included a review of the compensation of similar executive positions among the Company’s peer group of 11 publicly-traded homebuilding companies (the “Peer Group”). See “Peer Group Considerations” of the Compensation Discussion and Analysis below for a list of the companies in the Company’s Peer Group.
     The Committee’s primary objective for engaging PM&P is to obtain advice and feedback related to maintaining programs that provide compensation opportunities for executives within the median range of the Peer Group for comparable financial performance. The Committee may also instruct PM&P to provide assistance in fostering an overall compensation program that aligns with its compensation philosophy to guide, motivate, retain and reward its executives for the achievement of the Company’s financial performance, strategic initiatives and individual goals, including increased long-term shareholder value in the context of a challenging business environment. The Company also periodically participates in a homebuilding industry group compensation survey that is conducted by PM&P and which provides valuable information to the Committee in assessing its competitive pay levels. An abbreviated edition of the homebuilding industry survey was conducted by PM&P during fiscal 2009 at no charge to all participants, including the Company.
     The Committee weighs the information gathered from PM&P and the members of the Board and management it has consulted in conjunction with its review of other information it considers relevant when making decisions or making recommendations to the full Board regarding executive compensation.

Board Communication
     The Company’s Board of Directors is updated at least quarterly of any compensation decisions or recommendations made by the Committee and the Committee requests feedback from the Board of Directors regarding specific compensation issues as it deems necessary.

Compensation Committee Report
     The Committee has reviewed and discussed the Compensation Discussion and Analysis provided below with the Company’s management. Based on its review, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended October 31, 2009.

COMPENSATION COMMITTEE

Stephen D. Weinroth, Chair
Robert B. Coutts
Edward A. Kangas

Compensation Committee Interlocks and Insider Participation
     During the fiscal year ended October 31, 2009, the members of the Compensation Committee were Messrs. Weinroth, Kangas, and Coutts. Each of Messrs. Weinroth, Kangas, and Coutts are non-employee Directors and were never officers or employees of the Company or any of its subsidiaries.

COMPENSATION DISCUSSION AND ANALYSIS

I. COMPENSATION PHILOSOPHY AND OBJECTIVES
     The Compensation Committee, in conjunction with the Board of Directors and with senior management, has been instrumental in shaping the Company’s compensation philosophy and objectives because of its responsibilities and oversight of the Company’s various policies and procedures concerning executive compensation.
     The four primary objectives that the Committee considered in making compensation decisions are discussed below. In making compensation related decisions, the Committee also considered its role in promoting good corporate governance practices.

Primary Objectives for the Compensation Program
     The Company’s primary objectives for compensating its executives are as follows:

1.	To fairly compensate its executives in a manner that is appropriate with respect to their performance, level of responsibilities, abilities and skills;
2.	To offer compensation that guides, motivates, retains, and rewards its executives for the achievement of the Company’s financial performance, strategic initiatives and individual goals, including increased long-term shareholder value;
3.	To maintain competitive pay for its executives so that it retains its talent pool and, at the same time, has the ability to attract new and highly-qualified individuals to join the organization as it grows or in the event of succession or replacement of an executive; and
4.	To ensure suitability of the reward system in a challenging business environment.

Tailored Compensation
     Consistent with these objectives, the Company’s compensation philosophy also takes into consideration the very unique roles played by each of the named executive officers for whom compensation is reported in the tables below (“NEOs”) and seeks to individually tailor their compensation packages to align their pay mix and pay levels with their contributions to, and positions within, the Company. For example:

  Chairman of the Board: The Company’s founder, Mr. Kevork Hovnanian, had served as the Chairman of the Board of Directors since the Company’s inception in 1959 until his death on September 24, 2009. Since Mr. K. Hovnanian owned a significant percentage of the voting power of the Company’s issued and outstanding shares, his compensation package emphasized cash compensation rather than equity awards.
  CEO: The compensation package of the CEO, Mr. Ara K. Hovnanian, differs from those of the other NEOs due to his unique role and elevated set of responsibilities. Because the CEO makes executive decisions that influence the direction, stability and profitability of the Company, his overall compensation is intended to strongly align with objective financial measures of the Company.
  CFO: The Committee recognizes that the role of the CFO, Mr. J. Larry Sorsby, similar to the CEO, is important in influencing the direction, stability, and profitability of the Company. Therefore, a significant portion of the CFO’s overall compensation is also aligned with objective financial measures of the Company. Since fiscal 2008, Mr. Sorsby’s role and contributions as CFO have intensified significantly as a result of the downturn in the homebuilding industry and the Company’s focus on debt reduction and other actions taken to proactively access the capital markets and restructure the balance sheet for future profitability.
  Other NEOs: The Company’s Senior Vice President – Chief Accounting Officer, Mr. Paul W. Buchanan, Senior Vice President – General Counsel, Mr. Peter S. Reinhart, and Vice President – Finance and Treasurer, Mr. David G. Valiaveedan have, as result of their respective positions, less direct influence on the Company’s strategic and operational decisions as compared to the former Chairman of the Board, the CEO and the CFO. Therefore, overall compensation for these NEOs reflects both objective financial measures of the Company and the attainment of personal objectives (as determined by the CFO and the CEO, who may consult with other members of senior management).

Variable Incentive Compensation and Discretionary Awards
     The Company’s compensation philosophy emphasizes variable incentive compensation elements (bonus and long-term incentives) that reflect the Company’s financial and stock performance. For executives who report to the CEO or CFO, the variable compensation elements also include personal performance objectives. For all executive officers, the Committee retains the flexibility to adjust incentive awards downward or to consider discretionary bonus awards. Discretionary awards may be appropriate, for example, to reward progress toward strategic objectives or to reflect strong leadership while addressing industry-wide market conditions or to serve as a retention bonus for valued executives.

Peer Group Considerations
     As context for setting the compensation levels for the CEO and CFO and the compensation practices for all other NEOs in fiscal 2009, the Committee considered the compensation levels and practices of its Peer Group companies. The Company’s Peer Group includes the following 11 publicly-traded homebuilding companies: (1) Beazer Homes USA, Inc.; (2) Centex Corporation; (3) D.R. Horton, Inc.; (4) KB Home; (5) Lennar Corporation; (6) M.D.C. Holdings, Inc.; (7) NVR, Inc.; (8) Pulte Homes, Inc.; (9) Ryland Group, Inc.; (10) The Standard Pacific Corp.; and (11) Toll Brothers, Inc. The companies in the Peer Group have not changed since 2003 and have been selected by PM&P because of their comparable business profile. In particular, the Company’s revenue size relative to the Peer Group was considered the most relevant measure for selection of peer companies within the homebuilding industry. The Company and PM&P will continue to review the appropriateness of the Peer Group composition. With respect to the compensation levels for the other NEOs, the Committee periodically reviews Peer Group and survey data. Because the compensation structure for each of the NEOs is uniquely tailored to his position, the extent to which such Peer Group benchmarking data is considered is described below for each individual NEO.

Market Conditions Considerations
     In determining overall compensation for the NEOs, the Committee also takes into account leadership abilities and risk management contributions, which are especially critical during difficult market conditions.
     During fiscal 2009, the homebuilding industry has continued to be impacted by a lack of consumer confidence, increasing home foreclosure rates, large supplies of resale and new home inventories, and more restrictive lending standards for homebuyers. The result has been weakened demand for new homes, slower sales, higher than normal cancellation rates, and increased price discounts and other sales incentives to attract homebuyers.
     The heightened importance of cash flow and liquidity, as well as the Company’s budget cuts and downsizing, were considered by the Committee in making executive compensation decisions for fiscal 2009. As a result, the Chairman of the Board, the CEO and the CFO did not receive any salary increases for fiscal 2009. Their fiscal 2009 annual bonus formulas continued to place a heavier focus on cash flow and liquidity, but were capped at 50% of the respective bonus amounts earned by each of them in fiscal 2008. The Chief Accounting Officer and General Counsel received salary adjustments of less than 3% from the prior fiscal year and their fiscal 2009 bonus formulas remained the same as fiscal 2008, except that their payments were capped at 50% of the maximum percentages of base salary they could otherwise achieve under the personal objectives portion of their respective bonus formulas. Following his promotion in August 2008 and a 19% salary increase, the Vice President – Finance and Treasurer, in further recognition of his promotion and performance in his new role, received an additional 8% salary increase for 2009 and his overall bonus potential increased from 40%/60%/80% to 60%/80%/100% of base salary at threshold/target/outstanding performance (as defined in his bonus formula), respectively, subject to a cap of 50% of the maximum percentage of base salary he could otherwise achieve under the personal objectives portion of his new bonus formula. In addition, fiscal 2009 bonuses for all NEOs were paid entirely in cash.
     As previously discussed in the fiscal 2007 and fiscal 2008 Compensation Discussion and Analysis and below, each NEO has been offered the opportunity to earn a one-time retention bonus equal to 3% of such NEO’s fiscal year end 2007 base salary if the NEO remains employed with the Company through the end of the first fiscal year in which the Company’s ROACE (as defined below) returns to 20%. At the end of fiscal 2009, the Company’s ROACE did not meet this threshold. Also, as discussed in the fiscal 2007 and fiscal 2008 Compensation Discussion and Analysis and below, discretionary retention awards were awarded where appropriate.

     The Committee viewed these difficult compensation actions as appropriate and necessary to ensure alignment of pay and performance, while also taking into consideration competitive market pressures, both within and outside of the homebuilding industry, and the strength of leadership required in this challenging business environment.

II. FISCAL YEAR 2009 COMPENSATION ELEMENTS AND COMPENSATION MIX

Compensation Elements at a Glance
     There are four main compensation elements that support the Company’s compensation objectives, each of which is discussed in detail below.

1.	Base salaries;
2.	Regular and discretionary bonuses;
3.	Stock grants (for example, stock options and restricted stock unit awards); and
4.	Various employee benefits, including specified perquisites.

Compensation Mix
Fixed vs. Variable Compensation. A significant portion of executives’ “Total Direct Compensation” (which includes base salary, bonuses and stock grants) opportunity is attributed to variable compensation – that is, the ultimately realized compensation is dependent on either individual or Company performance. Of the elements of Total Direct Compensation, base salary is fixed compensation, while bonuses and stock grants are variable compensation. Bonuses for the former Chairman of the Board, the CEO and the CFO were based upon objective formulas tied to financial performance goals that include the Company’s (a) ROACE and (b) net debt reduction. For the other NEOs, bonuses are determined based on both the Company’s ROACE and the achievement of tailored personal objectives. An important part of each NEO’s compensation package also consists of stock options, the ultimate value of which is tied to the Company’s stock performance. These variable elements are intended to align the executives’ performance and interests with Company performance and long-term shareholder value.
     The intent of the Committee is generally to maintain variable compensation opportunity as the most significant percentage of Total Direct Compensation opportunity for all NEOs and to maintain its approximate level from year to year. In addition, the Committee intends for Total Direct Compensation and the level of variable compensation realized to align with the Peer Group in years when the Company performs at median levels compared to the Peer Group. In fiscal 2007, 2008 and 2009, the percentage of variable compensation received has declined from historical levels because total bonus amounts ultimately received by the Chairman and the CEO were zero for fiscal 2007, significantly lower than historical amounts for fiscal 2008 and reduced by an additional 50% in fiscal 2009. In fiscal 2009, the Committee also awarded stock grants to each of the NEOs, with the exception of Mr. K. Hovnanian, as discussed below, at levels significantly lower than historical amounts for fiscal 2007 and below the Peer Group median.

Long-Term vs. Short-Term Compensation. An important portion of each NEO’s Total Direct Compensation is long-term compensation, which normally includes stock option and/or restricted stock unit awards and deferred share awards granted in lieu of cash for a portion of total bonus amounts. In fiscal 2009, due to the reduced amount of the bonuses, deferred share awards were not granted and the total bonus amounts were paid 100% in cash. Short-term compensation consists of base salary and the cash portion of annual bonus amounts. Stock option awards and restricted stock unit awards are intended to foster long-term commitment by the executive, employee-shareholder alignment and improved long-term shareholder value. The average long-term compensation amounts as a percent of Total Direct Compensation for fiscal years 2005 through 2009 for the CEO and CFO were 56% and 44%, respectively. The Company’s former Chairman of the Board and founder, Mr. K. Hovnanian, did not typically receive any stock options or restricted stock unit awards as part of his overall compensation as he held a significant equity interest in the Company. The average long-term compensation percentages for Messrs. Buchanan, Reinhart and Valiaveedan for the same period were 19%, 18% and 11%, respectively, reflecting the Committee’s belief that while it is important for these executives to be compensated in part based on the long-term performance of the Company, they have less direct influence on the long-term financial success of the Company as compared to the CEO and CFO.

III. DETAILS OF COMPENSATION ELEMENTS

Base Salaries
     Base salaries are intended to reward executives for their day-to-day contributions to the Company. The Committee believes that base salaries at or above the competitive median level are necessary to retain the Company’s executive talent pool, and it determined that the fiscal 2009 base salaries of the Company’s executive officers were necessary to retain their services.
     Base salaries of all the NEOs are reviewed annually by the Committee and are subject to adjustment based on factors that may include individual performance, change in responsibilities, average salary increases or decreases in the industry, compensation for similar positions involving the Company’s Peer Group or other comparable companies if comparable data was unavailable from the Peer Group companies, as well as other factors such as cost of living and internal pay relationships with other executives. The Committee also consults with PM&P in determining the need for salary adjustments.

  Chairman of the Board and CEO: For fiscal 2008 and 2009, the former Chairman of the Board and the CEO did not receive any adjustments in their existing annual base salaries. This is reflective of the Company’s budget cuts and downsizing due to industry conditions. In addition, based on discussions with PM&P, the Committee has determined that the CEO’s fiscal 2009 base salary is near the median base salary level of other chief executive officers at Peer Group companies.
  CFO: For fiscal 2009, the CFO did not receive any adjustment in his existing annual base salary. This is reflective of the salary adjustment previously provided in fiscal 2008 and the Company’s budget cuts and downsizing due to industry conditions. While the Committee desires to position base salary for the CFO near the Peer Group median, salaries for Peer Group CFOs have increased considerably more rapidly than at the Company. Based on year-end discussions with PM&P, the committee has determined that the CFO’s fiscal 2009 base salary falls between the Peer Group 25th percentile and median.
  Other NEOs: For fiscal 2009, Messrs. Buchanan and Reinhart each received a nominal merit increase of 2.5% of their respective base salaries. Neither executive received a salary adjustment in fiscal 2008. In making these determinations, the Committee considered the individual performance of each executive, the merit budget for employees of the Company generally, and the cost of living. Mr. Valiaveedan received a 19% base salary increase in August of fiscal 2008 upon promotion to his current position followed by an additional base salary adjustment of 8% in fiscal 2009 in further recognition of his promotion and his individual performance in his current position.
Bonuses

Regular Bonuses
     The Company provides each of the NEOs with an opportunity to earn bonuses, the cash portions of which are intended to reward executives for the attainment of short-term financial objectives and, in the case of certain NEOs, individual performance objectives. Fiscal 2009 bonus awards were made pursuant to the Company’s amended and restated Hovnanian Enterprises, Inc. Senior Executive Short-Term Incentive Plan (the “Short-Term Incentive Plan”) and the 2008 Hovnanian Enterprises, Inc. Stock Incentive Plan (the “Stock Incentive Plan”), each of which is a shareholder approved plan, although ultimately no stock awards were paid as part of the fiscal 2009 bonus awards under the Short-Term Incentive Plan or the Stock Incentive Plan.
     Bonus opportunities are intended to be competitive with industry-wide practices in order to retain and attract executive talent. With the exception of the former Chairman of the Board, who had significant equity ownership, normally 30% of the earned bonuses for the NEOs is paid in the form of deferred shares (with the remaining 70% paid in cash) with vesting restrictions in order to provide alignment with shareholders and encourage long-term retention. However, due to the reduced amount of the bonuses for fiscal 2009, 100% of the earned bonuses were paid in cash. In prior years, the number of shares of the Company’s common stock paid under a deferred share award was determined by dividing the dollar amount of the deferred share portion by the lesser of (1) the closing price of the Class A Common Stock on the last day of the fiscal year during which the service giving rise to the deferred share award was performed or (2) the average of the closing prices of a share of Class A Common Stock on the last day of each of the five previous fiscal quarters ending on the last day of the fiscal year during which the service giving rise to the deferred share award was performed, and adding an incremental 20% more shares to reflect the shift from a cash bonus award to a deferred share award with four-year vesting restrictions.
     Historically, bonuses for the former Chairman of the Board, the CEO and the CFO were linked solely to a measure of the Company’s return on equity (ROACE, as the current example), a common industry practice. For fiscal 2008, bonus formulas for these NEOs were reoriented by including a net debt reduction component. For fiscal 2009, the net debt reduction component was changed to a net debt amount component. In light of prevailing market conditions, the Committee, in consultation with PM&P, determined that continuing this additional bonus measure based on specified targets for the reduction of the Company’s net debt amount provides clarity and was well-aligned with the Company’s focus on cash flow and liquidity. Specifically, the bonus formulas for the former Chairman of the Board, the CEO, and the CFO for fiscal 2009 provided that bonuses would be equal to the greater of (a) the executive’s bonus formula based on the Company’s ROACE and (b) the new bonus formula based on the Company’s net debt amount, with the final bonus not to exceed 50% of the fiscal 2008 bonus. “ROACE” is defined as “net income” divided by “average common equity” (stockholder’s equity less preferred stock at the beginning of the fiscal year and at the end of each fiscal quarter during the year divided by five). “Net debt” is defined as the “total debt” (balances of bank debt, senior secured notes, senior notes, and senior subordinated notes) net of any unrestricted cash and cash equivalents as of the last day of fiscal 2009. Net debt assumes “debt extinguishment accounting” and adds back any cash investments in new joint ventures.
     For fiscal 2009, the bonus formulas for Messrs. Buchanan and Reinhart remained the same as their fiscal 2008 formulas, except that their total bonus payments were capped at 50% of the maximum percentages of base salary they could otherwise achieve under the personal objectives portion of their respective bonus formulas. For fiscal 2009, in connection with his promotion in August 2008, Mr. Valiaveedan’s overall bonus formula increased from 40%/60%/80% to 60%/80%/100% of base salary at threshold/target/outstanding performance (as defined in his bonus formula), respectively, subject to a cap of 50% of the maximum percentage of base salary he could otherwise achieve under the personal objectives portion of his new bonus formula. Messrs. Buchanan, Reinhart and Valiaveedan have, as result of their respective positions, less direct influence on the Company’s strategic and operational decisions compared to the former Chairman of the Board, CEO and CFO and, therefore, their bonus formulas were not revised to include a net debt amount component. Specifically, these NEOs’ fiscal 2009 bonus formulas provide, as in fiscal 2008, that bonuses would be based on both (a) a formula based on the Company’s ROACE and (b) the attainment of tailored personal objectives.
     Fiscal year 2009 bonus formulas for each of the NEOs are further tailored as set forth below and are assessed annually. For all of the ROACE bonus formulas discussed below for each of the NEOs, net income used in calculating ROACE is after taxes and preferred dividends and, at the Committee’s discretion, excludes land charges.

  Chairman of the Board: The former Chairman of the Board’s bonus formula for fiscal 2009 provided for a bonus award equal to the greater of (a) a fixed dollar amount based on the Company’s ROACE and (b) a fixed dollar amount based on the Company’s net debt amount, with his final bonus from both formulas not to exceed 50% of his fiscal 2008 bonus.
THE GREATER OF:

(a) ROACE Calculation Method*
ROACE percentage	Bonus
0.0%	$0
1.0%	$150,000
5.0%	$444,700
10.0%	$444,700
15.0%	$444,700
20.0%	$444,700
25.0%	$444,700

*	The bonus is interpolated between the points shown in the table. The $444,700 cap is 50% of the fiscal 2008 bonus. The bonus is also subject to the maximum payment under the Short-Term Incentive Plan.

AND

(b) Net Debt Amount Calculation Method*
	Greater
	than
Net Debt (millions)	$1,900	$1,900	$1,850	$1,800
Bonus (thousands)	$0	$345.0	$385.0	$444.7

*	The bonus will not be extrapolated above $444,700 if net debt is less than $1,800,000. The bonus will be interpolated between levels shown in the table. The $444,700 cap is 50% of the fiscal 2008 bonus.

Based on the bonus formula above, Mr. K. Hovnanian earned a cash bonus of $444,700 for fiscal 2009 which was entirely attributed to the net debt amount calculation method of his bonus formula.

  CEO: The CEO’s bonus formula for fiscal 2009 provided for a bonus award equal to the greater of (a) a fixed percentage of pre-tax income based on the Company’s ROACE and (b) a fixed dollar amount based on the Company’s net debt amount, with his final bonus from both formulas not to exceed 50% of his fiscal 2008 bonus. The methodology underlying the ROACE portion of the formula was historically designed to yield an annual bonus that would result in Total Direct Compensation opportunity that falls within the median range of the Peer Group for comparable financial performance.
THE GREATER OF:

(a) ROACE Calculation Method*
ROACE percentage	% Pre-tax Income
0.0%	0%
5.0%	1.00%
10.0%	1.25%
15.0%	1.50%
20.0%	2.00%

*	The bonus is interpolated between the points shown in the table, and may be extrapolated beyond the maximum ROACE percentage shown at a rate of 0.10% of pre-tax income per percentage point increase in ROACE, which is the rate applied between the last two tiers of the above chart, but is subject to a maximum bonus of $699,500, which is 50% of the fiscal 2008 bonus before the 20% premium on the deferred share portion (since the 2009 bonus will be paid entirely in cash) and also subject to the maximum bonus payable under the Short-Term Incentive Plan.

AND

(b) Net Debt Amount Calculation Method*
	Greater
	than
Net Debt (millions)	$1,900	$1,900	$1,850	$1,800
Bonus (thousands)	$0	$530.0	$600.0	$699.5

*	The bonus will not be extrapolated above $699,500 if net debt is less than $1,800,000. The bonus will be interpolated between levels shown in the table. Since the 2009 bonus will be paid entirely in cash, the $699,500 cap is 50% of the fiscal 2008 bonus before the 20% premium on the deferred share portion.

Based on the bonus formula above, Mr. A. Hovnanian earned a cash bonus of $699,500 which was entirely attributed to the net debt amount calculation method of his bonus formula. For the reason discussed above, this bonus was paid 100% in cash.

  CFO: Like the former Chairman of the Board’s formula, the CFO’s bonus formula provided for a bonus amount equal to the greater of (a) a fixed dollar amount based on the Company’s ROACE and (b) a fixed dollar amount based on the Company’s net debt amount, with his final bonus not to exceed 50% of the fiscal 2008 bonus. The ROACE portion of the formula was historically designed to yield an annual bonus that would result in Total Direct Compensation opportunity that falls within the median range of the Peer Group for comparable financial performance.

THE GREATER OF:

(a) ROACE Calculation Method*
ROACE percentage	Bonus
0.0%	$0
5.0%	$254,800
10.0%	$254,800
15.0%	$254,800
20.0%	$254,800
25.0%	$254,800

*	The bonus is interpolated between the points shown in the table. The $254,800 cap is 50% of the fiscal 2008 bonus before the 20% premium on the deferred share portion (since the 2009 bonus will be paid entirely in cash). The bonus is also subject to the maximum payment under the Short-Term Incentive Plan.

AND

(b) Net Debt Amount Calculation Method*
	Greater
	than
Net Debt (millions)	$1,900	$1,900	$1,850	$1,800
Bonus (thousands)	$0	$190.0	$215.0	$254.8

*	The bonus will not be extrapolated above $254,800 if net debt is less than $1,800,000. The bonus will be interpolated between levels shown in the table. Since the 2009 bonus will be paid entirely in cash, the $254,800 cap is 50% of the fiscal 2008 bonus before the 20% premium on the deferred share portion.

Based on the bonus formula above, Mr. Sorsby earned a cash bonus of $254,800 which was entirely attributed to the net debt amount calculation method of his bonus formula. For the reason discussed above, this bonus was paid 100% in cash.

  Other NEOs: Fiscal 2009 incentive opportunities for Messrs. Buchanan, Reinhart and Valiaveedan were based on a combination of Company performance and individual performance factors that were within each of these executives’ control and that would have a positive impact on the Company. Therefore, the bonus program for these NEOs targets the achievement of both (a) ROACE financial performance objectives for the Company and (b) personal objectives, and, for fiscal 2009, is capped at 50% of the maximum percentages of base salary they could otherwise achieve under the personal objectives portion of their respective bonus formulas.
BOTH

(a) Calculation Method – for Achievement of Financial Performance Measure*
ROACE Percentage	Paul Buchanan	Peter Reinhart	David Valiaveedan
0.0%	$0	$0	$0
5.0%	10% of base salary	10% of base salary	15% of base salary
10.0%	20% of base salary	20% of base salary	30% of base salary
15.0%	40% of base salary	30% of base salary	40% of base salary
20.0%	60% of base salary	40% of base salary	50% of base salary
25.0%	90% of base salary	80% of base salary

*	The bonuses are interpolated between the points shown in the table. The total bonuses payable under both components are capped at 50% of the maximum percentages of base salary these NEOs could otherwise achieve under the personal objectives portion of their respective bonus formulas and are subject to the maximum bonus payable under the Short-Term Incentive Plan and Stock Incentive Plan, as applicable.

AND

(b) Calculation Method – for Meeting Personal Objectives Measure*
Goals	Paul Buchanan	Peter Reinhart	David Valiaveedan
Threshold	Up to 20% of base salary	Up to 20% of base salary	Up to 30% of base salary
Target	Up to 40% of base salary	Up to 30% of base salary	Up to 40% of base salary
Outstanding	Up to 60% of base salary	Up to 40% of base salary	Up to 50% of base salary

*	“Threshold,” “target,” and “outstanding” levels are determined by the CFO and the CEO, who may consult with other members of senior management, and are used for internal evaluation purposes only. As stated above, the total bonuses payable under both components are capped at 50% of the maximum percentages of base salary these NEOs could otherwise achieve under the personal objectives portion of their respective bonus formulas and are subject to the maximum bonus payable under the Short-Term Incentive Plan and Stock Incentive Plan, as applicable.

     Mr. Buchanan’s fiscal 2009 personal objectives included management of special projects and the transition from Ernst & Young LLP to Deloitte & Touche LLP for audit of the Company’s financial statements and Ernst & Young LLP to JH Cohn for the audit of the Company’s 401(k) plan, and absorbing management responsibilities of the vacant Vice President of Accounting Processes position. Mr. Reinhart’s fiscal 2009 personal objectives included completion of the mortgage collateralization project, managing the grass roots efforts of Hovnanian Associates in federal tax law legislation and negotiating resolution of storm water issues. Mr. Valiaveedan’s fiscal 2009 personal objectives included developing and executing the capital structure strategy and management of existing joint ventures and structured lot options.
     Based on the bonus formulas above and the Committee’s determinations regarding each executive’s personal objectives, none of these NEOs earned bonuses related to the ROACE calculation method for the fiscal year, but each did earn a cash bonus for meeting his fiscal 2009 personal objectives in full (the “outstanding” category); however, since the outstanding payouts for meeting personal objectives would exceed the cap described above, the bonuses were reduced by 50% to comply with the cap.
     The NEOs have also been offered the opportunity to earn a one-time retention bonus equal to 3% of such NEO’s fiscal year end 2007 base salary if the NEO remains employed with the Company through the end of the first fiscal year in which the Company’s ROACE returns to 20%. At the end of fiscal 2009, the Company’s ROACE did not yet meet this threshold.

Discretionary Bonuses
     The Committee has the authority to make discretionary bonus awards, which it considers under special circumstances, including exceptional contributions not reflected in the regular bonus measures, new hire sign-on bonuses and retention rewards.
     As discussed in the fiscal 2007 Compensation Discussion and Analysis, the Committee believes that the following discretionary bonus awards and other benefits discussed under “Other Employee Benefits” below were necessary to reward the executives discussed below for their individual performance during difficult market conditions and to retain their services for future fiscal years. The Committee recognized that the CFO’s leadership and supervision was critical to the formulation and implementation of the Company’s revised economic strategies and organizational modifications intended to minimize the impact of the Company’s reduction in homebuilding and mortgage sales. Furthermore, the CFO and the Vice President – Finance and Treasurer have made significant contributions to improve the Company’s long-term financial health by proactively accessing the capital markets, and restructuring the balance sheet. The Chief Accounting Officer and the General Counsel also provided strong leadership and supervision during this period by reducing the overall pecuniary and legal impact of the Company’s reduction in homebuilding and mortgage sales.

  CFO: In December 2007, the Committee approved a discretionary cash retention bonus of $150,000 for the CFO that vested and became payable 50% in July 2008 and 50% in January 2009, subject to his continued employment with the Company.
  Other NEOs: In December 2007, the Committee also approved discretionary cash retention bonuses of $100,000 for each of Messrs. Buchanan and Reinhart and $70,000 for Mr. Valiaveedan that vested and became payable 50% in July 2008 and 50% in January 2009, subject to their continued employment with the Company.

Stock Grants
     The Committee may make grants of stock options, stock appreciation rights, restricted stock and restricted stock units, unrestricted shares of stock, or stock-based awards settled in cash pursuant to the Stock Incentive Plan. In fiscal 2009, the Committee awarded stock options to the NEOs, subject to an election to receive restricted stock units (“RSUs”) instead for some of the NEOs. No other stock-based awards were made to NEOs in fiscal 2009.
     Stock options are intended to establish a strong commitment to maintain employment with the Company and focus on creating long-term shareholder value. In addition, stock options are selected over other types of awards because their design inherently rewards executives only if the stock price increases, which provides a balance with cash incentives and retention-oriented restricted stock grants.
     Because the ultimate value received by stock option holders is directly tied to increases in the Company’s stock price, stock options serve to link the interests of management and shareholders and to motivate executive officers to make decisions that will increase the long-term total return to shareholders. Additionally, grants under the Stock Incentive Plan include vesting and termination provisions that the Committee believes will encourage stock option holders to remain long-term employees of the Company.
     The Committee ultimately approves the size of the grants taking into account the recommendations by the CEO (other than for his own grant) and other criteria as determined by the Committee. The awards are intended to result in Total Direct Compensation opportunity that falls within the median range of the Peer Group for comparable performance. The Committee’s determination and rationale for the fiscal 2009 grants is described below.
     Stock options and RSUs generally vest in four equal annual installments, commencing on the second anniversary date of the grant. In fiscal 2007, the Committee also approved, with respect to all future stock options and all prior non-qualified stock options, the extension of the post-termination of employment (or service, for non-employee directors) exercise period for up to 12 months (or until the normal option termination date, if sooner) in the event of “retirement.” For this purpose, “retirement” generally means termination of employment (or, for non-employee directors, termination as a member of the Board of Directors) on or after age 60, or on or after age 58 with at least 15 years of credited service with the Company. The Committee determined that such an extension was appropriate based on the cyclical nature of the homebuilding industry.

Fiscal 2009 Stock Option Awards

  Chairman of the Board: Because the former Chairman of the Board already had substantial equity holdings, no further equity awards were deemed necessary or appropriate.
  CEO and CFO: In determining the fiscal 2009 equity awards for the CEO and the CFO, the Committee considered, without giving specific weight to each factor, then available information on Peer Group equity awards for the chief executive officers and the chief financial officers, the Company’s available share pool and the potential impact on shareholder dilution, the Company’s stock performance, the historical equity awards provided to each executive and the desire to further align compensation with Company performance. The CEO was granted 750,000 stock options which represented a 10% increase in grant date fair value from his stock option awards in fiscal 2008. The CFO received a total of 150,000 stock options, which represented a 10% increase in grant date fair value from his stock option award in fiscal 2008. The grant date fair value of each stock option award was considerably below the Peer Group median for both the CEO and the CFO. Fifty percent of the fiscal 2009 stock option awards for the CEO and CFO were granted in the form of performance-based options. These performance-based options follow the same vesting schedule as standard stock options provided that the Committee determines that (1) the Company’s EBITDA (as defined below) for fiscal 2009 is at least $200,000,000 greater than the Company’s EBITDA for fiscal 2008 and (2) the Company’s EBITDA for fiscal 2010 is at least $300,000,000 greater than the Company’s EBITDA for fiscal 2008. If the Committee determines that either one or both of these performance goals has not been met, the CEO and the CFO would forfeit the 375,000 and 75,000 performance-based stock options, respectively. For this purpose, “EBITDA” is defined as the Company’s consolidated earnings before interest expense, income taxes, depreciation and amortization (but including inventory impairment loss and land option write-offs and gain on extinguishment of debt), determined in a manner consistent with the Company’s normal practices for quarterly press release financial reporting purposes. At the end of fiscal 2009, the Committee determined that the first performance hurdle was achieved since the Company’s EBITDA for fiscal 2009 was at least $200,000,000 greater than in fiscal 2008.

  Other NEOs: In determining the fiscal 2009 equity awards for the other NEOs, the Committee considered, without giving specific weight to each factor, PM&P guidance regarding the anticipated range of decline in equity award values across industries, the Company’s available share pool and the potential impact on shareholder dilution, the desire to retain the employment of each NEO, and the desire to continue to link a portion of each NEO’s compensation with future Company stock performance. Messrs. Buchanan and Reinhart were each granted 25,000 stock options in fiscal 2009, which represented an 8% decline in grant date fair value from their stock option awards in fiscal 2008. Mr. Valiaveedan was awarded 17,500 stock options in fiscal 2009 and elected to receive, in respect of his 17,500 options, 13,125 stock options and 1,458 restricted stock units (which reflects 4,375 stock options translated into restricted stock units at a ratio of 3 options to 1 share). The 17,500 stock option award in fiscal 2009 represented a 9% decline in grant date fair value in comparison with his 2008 award.
Cancellation of Certain Out-of-the-Money Options:
     As was reported in the fiscal 2008 proxy statement, some named executive officers and non-employee directors cancelled some of their out-of-the-money stock options in December 2008 and January 2009. Additional options were cancelled in October 2009.
     The table below summarizes these cancellations during fiscal year 2009.

Number of
Cancelled Options
Ara K. Hovnanian	1,845,834
J. Larry Sorsby	185,417
All Other Executive Officers	27,500
Non Employee Board of Directors	164,500
Other Company Employees	305,000
Total	2,528,251

Other Employee Benefits
     The Company maintains additional employee benefits that the Committee believes enhance executive safety, efficiency and time that the executive is able to devote to Company affairs.
     In addition to benefits generally provided to employees of the Company, such as the Company’s matching contributions to the participant’s 401(k) plan, NEOs are also eligible to participate in the following programs:

  Personal use of the Company’s aircraft and automobiles;
  Auto allowance, including car maintenance and gas expense;
  Executive term life insurance;
  Annual Executive Physical Program;
  Contributions to the Company’s executive deferred compensation plan (“EDCP”), a non-qualified plan into which executives may defer both salary and bonus award payments;
  Golf membership or country club reimbursement; and
  Personal tax preparation.
     For the reasons discussed under “Discretionary Bonuses” above, in December of 2007, the Committee approved a $175,000 cash contribution in the name of Mr. Sorsby to the Children’s Hospital of Philadelphia, payable in three installments as follows: $50,000 in 2008, $50,000 in 2009 and $75,000 in 2010.
     Specific benefits and the incremental costs of such benefits are described in detail in the footnotes to the Summary Compensation Table. The Company does not offer any defined benefit pension plans to its employees.

IV. ACTIONS FOR FISCAL 2010

Base Salary and Bonus Compensation
     CEO and CFO. The Committee maintained the base salary of the CEO at its fiscal 2009 amount, but approved an increase of $250,000 in the maximum bonus amount for the CEO to $949,500 in recognition of his increased responsibilities in assuming the position of Chairman of the Board. The Committee approved a base salary increase for the CFO in January 2010 to $600,000 and to increase his maximum bonus amount by $95,200 to $350,000 in order to better approximate the Peer Group median level. The bonus amounts earned under the bonus formulas will continue to be paid entirely in cash (that is, no deferred shares will be awarded).
     Other NEOs: Messrs. Buchanan, Reinhart and Valiaveedan did not receive any fiscal 2010 base salary increases since they each received base salary increases in fiscal 2009. Their fiscal 2010 bonus formulas will continue to be capped such that their payouts cannot exceed 50% of the maximum percentages of base salary they could otherwise achieve under the personal objectives portion of their respective bonus formulas. For example, the maximum bonus as a percentage of base salary that Messrs. Buchanan, Reinhart and Valiaveedan will be eligible to receive is 30%, 20% and 25%, respectively. In addition, as with the CEO and the CFO, fiscal 2010 bonuses for these NEOs will continue to be paid entirely in cash.

V. TAX DEDUCTIBILITY AND ACCOUNTING IMPLICATIONS
     As a general matter, the Committee always takes into account the various tax and accounting implications of compensation. When determining amounts of equity grants to executives and employees, the Committee also examines the accounting cost associated with the grants. Similarly, in making its determination to request the cancellation of certain outstanding options as discussed above, the Committee took into consideration the acceleration of unamortized, non-cash accounting expense that would result from the cancellation.
     The Company’s annual bonus and stock option programs are intended to allow the Company to make awards to executive officers that are deductible under Section 162(m) of the Internal Revenue Code which otherwise sets limits on the tax deductibility of compensation paid to a company’s most highly compensated executive officers (with the exception of the Company’s CFO). The Committee will continue to seek ways to limit the impact of Section 162(m) of the Internal Revenue Code. However, the Committee believes that the tax deduction limitation should not compromise the Company’s ability to establish and implement incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard may result in compensation that is not deductible for federal income tax purposes. The bonus formulas approved by the Committee for fiscal 2009 were intended to be established in accordance with the requirements for deductibility as performance based compensation under Section 162(m) of the Internal Revenue Code.

VI. TIMING AND PRICING OF STOCK OPTIONS
     For fiscal 2009, stock options were granted on the second Friday in June for all eligible employees and non-employee Directors of the Company. In addition, the Company awards shares of the Company’s Class A Common Stock to non-employee Directors as part of their annual retainer on the second Friday in January. The Company’s practice of setting “fixed” equity award grant dates is designed to avoid the possibility that the Company could grant stock awards prior to the release of material, nonpublic information which is likely to result in an increase in its stock price, or to delay the grant of stock awards until after the release of material, non-public information that is likely to result in a decrease in the Company’s stock price. Exercise prices of stock options were set at the closing price per share of the Company’s Class A Common Stock on the NYSE on the date the options were granted.

VII. STOCK OWNERSHIP GUIDELINES
     The Board of Directors of the Company adopted stock ownership guidelines, recommended by the Committee, which set forth minimum amounts of stock ownership, directly or beneficially, for the Company’s directors and certain senior executive officers. On an annual basis, the Committee reviews adherence to the Company’s stock ownership guidelines, which are incorporated into the Company’s Corporate Governance Guidelines. The Company believes these guidelines further enhance the Company’s commitment to aligning the interests of non-employee directors and executive management with those of its stockholders.

    In its annual review in 2008, the Compensation Committee determined that once the stock ownership guidelines were met, they would be deemed satisfied for subsequent annual review periods, regardless of decreases in the Company’s stock price, so long as the executive or non-employee Director does not sell any portion of the share amounts which were originally included in determining that the recommended thresholds were met.
    As of January 19, 2010 (the record date for the Annual Meeting), all senior executive officers and non-employee Directors had met the Company’s stock ownership guidelines.

   Senior Executive Officers
    The guidelines provide that the following senior executive officers of the Company are requested to achieve and maintain minimum stock ownership amounts as follows:
    Chairman of the Board and Chief Executive Officer – 5x current base salary
    Chief Financial Officer – 2x current base salary

   Non-Employee Directors
    The Company’s non-employee Directors receive 50% of their annual retainer in the Company’s Class A Common Stock and 50% in cash. Non-employee Directors also receive an annual grant of stock options. The guidelines provide that non-employee Directors are requested to achieve and maintain stock ownership amounts which equal 2x the total value of their annual Director retainer (or $80,000 in total) within 5 years after they become subject to the guidelines.

EXECUTIVE COMPENSATION

(I) SUMMARY COMPENSATION TABLE
    The following table summarizes the compensation for fiscal 2009, 2008 and 2007 of the chief executive officer, the chief financial officer, and the next three most highly compensated executive officers serving as executive officers as of October 31, 2009. Due to the death of Mr. K. Hovnanian, our Founder and former Chairman of the Board, on September 24, 2009, Mr. K. Hovnanian’s compensation for three years is included in the table. These six individuals comprise our named executive officers or “NEOs.”

Summary Compensation Table

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive Plan	Deferred
				Stock	Option	Compensation	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus (1)	Awards (2)	Awards (3)	(4)	Earnings	Compensation (5)	Total (6)
Kevork S. Hovnanian,	2009	$1,058,911	—	—	—	$444,700	—	$82,740	$1,586,351
Former Chairman	2008	$1,128,433	—	—	—	$889,402	—	$110,136	$2,127,971
of the Board	2007	$1,128,433	—	—	—	—	—	$134,902	$1,263,335
- deceased

Ara K. Hovnanian,	2009	$1,092,606	—	—	$1,380,000	$699,500	—	$267,015	$3,439,121
President, Chief	2008	$1,092,606	—	$503,641	$1,256,250	$979,302	—	$336,344	$4,168,143
Executive Officer and	2007	$1,092,606	—	—	$3,915,000	—	—	$375,334	$5,382,940
Chairman of
the Board

J. Larry Sorsby,	2009	$500,000	$75,000	—	$276,000	$254,800	—	$58,822	$1,164,622
Executive Vice President	2008	$499,023	$75,000	$183,456	$251,250	$356,721	—	$182,059	$1,547,509
and Chief	2007	$321,291	$188,000	—	$522,000	—	—	$67,855	$1,099,146
Financial Officer

Paul W. Buchanan,	2009	$286,192	$50,000	—	$46,000	$86,100	—	$34,331	$502,623
Senior Vice President/	2008	$280,000	$50,000	$60,480	$50,250	$117,600	—	$46,880	$605,210
Chief Accounting	2007	$271,925	—	$167,730	—	$117,600	—	$34,263	$591,518
Officer

Peter S. Reinhart,	2009	$306,635	$50,000	—	$46,000	$61,500	—	$69,461	$533,596
Senior Vice President/	2008	$300,000	$50,000	$43,200	$50,250	$84,000	—	$48,646	$576,096
General	2007	$300,000	—	$150,450	—	$84,000	—	$41,493	$575,943
Counsel

David G. Valiaveedan,	2009	$267,692	$35,000	$3,718	$24,150	$67,500	—	$6,321	$404,381
Vice President – Finance	2008	$218,615	$35,000	$37,061	$25,125	$61,600	—	$4,966	$382,367
and Treasurer
(1)	The “Bonus” Column. In accordance with SEC rules, the “Bonus” column discloses discretionary cash bonus awards. Discretionary cash retention awards were awarded in December 2007 for the CFO in the amount of $150,000, for the Chief Accounting Officer and for the General Counsel in the amount of $100,000 each and for the Vice President-Finance and Treasurer in the amount of $70,000, that vested and became payable 50% in July 2008 and 50% in January 2009 as discussed under “Discretionary Bonuses” in the Compensation Discussion and Analysis. The CFO received a discretionary cash bonus in the amount of $188,000 in December 2007. The cash portion of bonuses earned based on the NEOs meeting either financial performance-based measures or personal objectives portions of their regular bonus programs are reflected in the Summary Compensation Table as “Non-Equity Incentive Plan Compensation” and described under footnote (4) below.

(2)	The “Stock Awards” Column. This column reflects the grant date fair values of deferred share awards and restricted stock units granted in the fiscal year indicated which were computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation – Stock Options (“ASC Topic 718”). Assumptions used in the calculation of these amounts are set forth in Footnotes 3 and 15 to the Company’s audited financial statements for the fiscal year indicated in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009.

(3)	The “Option Awards” Column. Similar to the “Stock Awards” column, this column reflects the grant date fair values of stock options awarded in the fiscal year indicated which were computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in Footnotes 3 and 15 to the Company’s audited financial statements for the fiscal year indicated in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009. Fifty percent of the 2009 stock option awards for Messrs. A. Hovnanian and Sorsby were granted in the form of performance-based options. These performance-based options follow the same vesting schedule as standard stock options provided that the Committee determines that (1) the Company’s EBITDA for fiscal 2009 is at least $200,000,000 greater than the Company’s EBITDA for fiscal 2008 and (2) the Company’s EBITDA for fiscal 2010 is at least $300,000,000 greater than the Company’s EBITDA for fiscal 2008. All option awards noted for all NEOs for fiscal year 2007 were cancelled in October 2009.

(4)	“Non-Equity Incentive Plan Compensation” Column. This column represents the cash portion of the performance bonus awards earned by the NEOs in the fiscal year indicated.

(5)	“All Other Compensation” Column. This column discloses all other compensation for the fiscal year indicated, including reportable perquisites and other personal benefits.

For fiscal 2009, total perquisites and other personal benefits, and those that exceeded the greater of $25,000 or 10% of total perquisites and other personal benefits for each NEO, were as follows:

Fiscal 2009 Perquisites (Supplemental Table)
			Fiscal 2009 Perquisites that Exceeded the Greater of $25,000
Total Perquisites and Description			or 10% of Total Perquisites
	Total Fiscal 2009	Types of Perquisites	Personal Use of Company’s	Personal Use of Company’s
Name	Perquisites	(a)	Aircraft (b)	Automobiles (c)
Kevork S. Hovnanian	$75,165	(2) (4)	$ N/A	$64,575
Ara K. Hovnanian	$249,129	(1) (2) (4) (5) (6) (7)	$57,975	$149,716
J. Larry Sorsby	$46,407	(3) (4) (5)	N/A	N/A
Paul W. Buchanan	$24,212	(2) (4) (5)	N/A	N/A
Peter S. Reinhart	$60,783	(3) (4) (5)	N/A	N/A
David G. Valiaveedan	$2,200	(5)	N/A	N/A
(a)	(1) Personal use of Company’s aircraft; (2) Personal use of the Company’s automobiles; (3) Perquisites related to executive’s use of their own vehicle; (4) Subsidized medical premiums for the remainder of the NEO’s employment with the Company; (5) Use of the Company’s Annual Executive Physical Exam Program; (6) Golf/country club membership fees; and (7) Personal tax preparation.
(b)	The incremental costs of personal use of the Company’s aircraft are calculated as (1) the total operating costs (including trip-based management fees) directly associated with personal trips, plus (2) the allocable share of all other costs of the aircraft for the fiscal year (including depreciation or lease payments) based upon the percentage of total hours flown during the fiscal year represented by personal trips. No “deadhead” flights occurred in fiscal 2009.
(c)	The incremental costs of personal use of the Company’s automobiles are calculated as the allocable share of all costs of the automobiles for the fiscal year (including depreciation) based upon the percentage of total miles driven during the fiscal year represented by personal trips.

In addition to the perquisites and other personal benefits listed above, the NEOs received the following other compensation in fiscal 2009:

Fiscal 2009 All Other Compensation Other Than Perquisites (Supplemental Table)

				Company Contributions
			Company’s	to the Executive
		Term Life	Contributions	Deferred
	Charitable Cash	Insurance	to the Executive’s	Compensation Plan
Name	Contribution (a)	Premiums	Retirement Plan (401(k))	(“EDCP”) (b)
Kevork S. Hovnanian	—	$225	$7,350	—
Ara K. Hovnanian	—	$450	$7,350	$10,086
J. Larry Sorsby	$50,000	$450	$7,350	$4,615
Paul W. Buchanan	—	$429	$7,090	$2,601
Peter S. Reinhart	$34,615	$450	$5,441	$2,787
David G. Valiaveedan	—	$398	$3,722	—
(a)	In December 2007, the Compensation Committee approved a $175,000 cash contribution in the name of Mr. Sorsby to the Children’s Hospital of Philadelphia, payable in three installments as follows: $50,000 in 2008, $50,000 in 2009, and $75,000 in 2010. In November 2009, in lieu of a periodic service award for long term service, the Company made a charitable contribution of $34,615 on Mr. Reinhart’s behalf to the Community Foundation of New Jersey.
(b)	Messrs. K. Hovnanian and Valiaveedan did not participate in the Company’s executive deferred compensation plan (“EDCP”).

(6)	“Total” Compensation Column. This column reflects the sum of all the columns (the Salary, Bonus, Stock Awards, Option Awards, Non-Equity Incentive Plan Compensation, Change in Pension Value and Nonqualified Deferred Compensation Earnings, and All Other Compensation columns) of the Summary Compensation Table.

Fiscal 2009 Total Compensation (Supplemental Table). The Fiscal 2009 Total Compensation (Supplemental Table) below includes the same amounts as the “Salary,” “Bonus,” “Non-Equity Incentive Plan Compensation,” “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” columns of the Summary Compensation Table for fiscal 2009, but values stock awards and option awards for the fiscal year differently, as explained in footnote (a) below.

The table below is intended to provide additional, supplemental compensation disclosure and not as a replacement for the Summary Compensation Table.

Fiscal 2009 Total Compensation (Supplemental Table)

				Intrinsic	Change in
				Expense	Pension
				Value of	Value and
			Cash Awards	Outstanding	Nonqualified		Total of All
		Fiscal 2009	of Fiscal 2009	Options in	Deferred	All Other	Columns of
	Fiscal 2009	Retention	Performance	Fiscal 2009	Compensation	Compensation	Supplemental
Name	Salary	Cash Bonus	Bonus	(a)	Earnings	in Fiscal 2009	Table
Kevork S. Hovnanian	$1,058,991	$0	$444,700	$0	$0	$82,740	$1,586,431
Ara K. Hovnanian	$1,092,606	$0	$699,500	$0	$0	$267,015	$2,059,121
J. Larry Sorsby	$500,000	$75,000	$254,800	$0	$0	$58,822	$888,622
Paul W. Buchanan	$286,192	$50,000	$86,100	$0	$0	$34,331	$456,623
Peter S. Reinhart	$306,635	$50,000	$61,500	$0	$0	$69,461	$487,596
David G. Valiaveedan	$267,692	$35,000	$67,500	$0	$0	$6,321	$376,513
(a)	The “Intrinsic Expense Value of Outstanding Options in Fiscal 2009” column is based on the intrinsic expense value or degree to which the stock option was “in-the-money” of stock option awards granted in fiscal 2009 at the grant date, instead of the grant date fair values of option awards granted in fiscal 2009, as discussed under footnotes (2) and (3) above.

(II) GRANTS OF PLAN-BASED AWARDS IN FISCAL 2009
    The following table summarizes both:
    (1) The potential equity and non-equity incentive plan awards that could have been earned by each of the NEOs at the defined levels of “Threshold,” “Target,” and “Maximum” based on the performance-based awards granted to the NEOs in fiscal 2009; and
    (2) All other plan-based awards, such as stock options, granted in fiscal 2009.
    Each of the following columns is described in the footnotes below the table.

Grants of Plan-Based Awards in Fiscal 2009

												All Other
											All Other	Option	Exercise
											Stock	Awards:	or Base
											Awards:	Number of	Price of	Grant Date
											Number	Securities	Option	Fair Value
								Estimated Future Payouts Under			of Shares	Underlying	Awards	of Stock
		Estimated Future Payouts Under						Equity Incentive Plan Awards			of Stock or	Options	($/Sh)	and Option
		Non-Equity Incentive Plan Awards						Number of Shares of Stock (3)			Units (4)	(#)(5)	(6)	Awards (7)
	Grant
	Date	Threshold		Target		Maximum		Threshold	Target	Maximum
Kevork S.	N/A	—	(1)	$444,700	(1)	$444,700	(1)	N/A	N/A	N/A	—	—	—	—
Hovnanian

Ara K.	6/12/09	—	(1)		(1)	$699,500	(1)	N/A	375,000	N/A	—	375,000	$2.55	$690,000
Hovnanian

J. Larry	6/12/09	—	(1)	$254,800	(1)	$254,800	(1)	N/A	75,000	N/A	—	75,000	$2.55	$138,000
Sorsby

Paul W.	6/12/09	$57,400	(2)	$86,100	(2)	$86,100	(2)	N/A	N/A	N/A	—	25,000	$2.55	$46,000
Buchanan

Peter S.	6/12/09	$61,500	(2)	$61,500	(2)	$61,500	(2)	N/A	N/A	N/A	—	25,000	$2.55	$46,000
Reinhart

David G.	6/12/09	$67,500	(2)	$67,500	(2)	$67,500	(2)	N/A	N/A	N/A	1,458	13,125	$2.55	$27,868
Valiaveedan
(1)
Estimated Future Payments for former Chairman, CEO, and CFO. As stated above under “Regular Bonuses” in Compensation Discussion and Analysis, the fiscal 2009 bonus formulas for Messrs. K. Hovnanian, A. Hovnanian and Sorsby are based on the greater of the ROACE calculation method and the Net Debt Amount calculation method, provided that their respective final bonuses do not exceed 50% of their respective fiscal 2008 bonuses. These NEOs would not earn any bonus under the Net Debt Amount calculation method if the “net debt amount” (as defined above under “Regular Bonuses” in the Compensation Discussion and Analysis) was $1,900,000,000 or greater and would not earn any bonus under the ROACE calculation method if the ROACE percentage (as defined above under “Regular Bonuses” in the Compensation Discussion and Analysis) was zero or lower (as was the case in fiscal 2009). Therefore, no values have been disclosed at the “threshold” level for purposes of the above table presentation for these NEOs.
    For purposes of the above table presentation, bonuses earned at the “target” levels for the former Chairman, the CEO and the CFO would be equal to the greater of (a) the ROACE calculation method which has a “target” percentage of 15% in accordance with the respective bonus formula tables and (b) the amount that could be earned under the Net Debt Amount calculation at the “target” level or the “mid-point” range of the respective bonus formula tables as described above under “Regular Bonuses” in Compensation Discussion and Analysis, provided that their respective final bonuses do not exceed 50% of their respective fiscal 2008 bonuses. Based on the greater of both components of their respective “target” levels of the bonus formulas, the ROACE portion of the bonus formulas would be greater than the Net Debt Formula calculations for Messrs. K. Hovnanian and Sorsby. As a result, the total cash bonuses payable to Messrs. K. Hovnanian and Sorsby at this level would be $444,700 and $254,800, respectively. Mr. A. Hovnanian’s ROACE calculation method would provide for a payment of 1.5% of pre-tax income and, because pre-tax income was not determinable at the time the fiscal 2009 bonus formula was established, no target amount is reflected for Mr. A. Hovnanian in the above presentation table.
    The maximum cash bonuses that could be earned by Messrs. K. Hovnanian, A. Hovnanian and Sorsby for fiscal 2009 under either the ROACE calculation method or the Net Debt Amount calculation method were $444,700, $699,500, and $254,800, respectively.

(2)
Estimated Future Payments for the Chief Accounting Officer, General Counsel and Vice President – Finance and Treasurer. As stated above under “Regular Bonuses” of the Compensation Discussion and Analysis, the fiscal 2009 bonus formulas for Messrs. Buchanan, Reinhart and Valiaveedan are based on both the ROACE calculation method and the “Meeting Personal Objectives” method, subject to a cap of 50% of the maximum percentages of base salary they could otherwise achieve under the personal objectives portion of their respective bonus formulas.
    For purposes of the above table presentation, the “threshold” level is defined as when the ROACE percentage is at or below zero and the “threshold” achievement of the personal objectives established for Messrs. Buchanan, Reinhart and Valiaveedan at the beginning of the fiscal year as described above in the Compensation Discussion and Analysis under “Regular Bonuses” is achieved. Based on the “threshold” level, these NEO’s would not have earned a bonus payout for fiscal 2009 based on the ROACE percentage and, based upon the “threshold” achievement of their personal objectives, Messrs. Buchanan, Reinhart and Valiaveedan would have earned bonus payouts of 20%, 20% and 25% of their base salaries, respectively, after reducing Mr. Valiaveedan’s bonus to comply with the cap. As a result, for fiscal 2009, Messrs. Buchanan, Reinhart and Valiaveedan would have earned total cash bonuses of $57,400, $61,500 and $67,500, respectively.
    For purposes of this table presentation, the “target” level is defined as when the Company’s ROACE percentage is at 15% and if the “target” or a “substantial” percentage of the personal objectives established for Messrs. Buchanan, Reinhart and Valiaveedan at the beginning of the fiscal year is achieved. Since the payouts based on their respective “target” levels would exceed 50% of the maximum percentages of base salary they could otherwise achieve under the personal objectives portion of their respective bonus formulas, the bonuses for Messrs. Buchanan, Reinhart and Valiaveedan at this level would be capped at $86,100, $61,500 and $67,500, respectively.
    For purposes of this table presentation, the “maximum” level is defined as the maximum award earned under the ROACE calculation method and if all or an “outstanding” percentage of the personal objectives established for Messrs. Buchanan, Reinhart and Valiaveedan at the beginning of the fiscal year are achieved. The maximum bonus payable under the ROACE calculation is capped at a 25% ROACE level for Messrs. Buchanan and Reinhart and a 20% ROACE level for Mr. Valiaveedan. Since the payouts based on their respective “maximum” levels would exceed 50% of the maximum percentages of base salary they could otherwise achieve under the personal objectives portion of their respective bonus formulas, the bonuses for Messrs. Buchanan, Reinhart and Valiaveedan at this level would be capped at $86,100, $61,500 and $67,500, respectively.

(3)	Fifty percent of the fiscal 2009 stock option awards for the CEO and CFO were granted in the form of performance-based options. These performance-based options follow the same vesting schedule as standard stock options provided that the Committee determines that (1) the Company’s EBITDA (as defined above) for fiscal 2009 is at least $200,000,000 greater than the Company’s EBITDA for fiscal 2008 and (2) the Company’s EBITDA for fiscal 2010 is at least $300,000,000 greater than the Company’s EBITDA for fiscal 2008.

(4)	“All Other Stock Awards: Number of Shares of Stock or Units” Column. This column discloses the number of restricted stock units (not tied to any financial or personal objectives performance measure) awarded to an NEO in fiscal 2009. Mr. Valiaveedan’s grant reflects his election to receive a portion of his stock option grant in the form of restricted stock units.

(5)	“All Other Option Awards: Number of Securities Underlying Options” Column. This column discloses the number of stock options (not tied to any financial or personal objectives performance measure) awarded to an NEO in fiscal 2009.

(6)	“Exercise or Base Price of Option Awards” Column. The option exercise price is the closing price per share of the Company’s Class A Common Stock on the day of the option grant on June 12, 2009 (which was $2.55).

(7)	“Grant Date Fair Value of Stock and Option Awards” Column. The grant date fair value of the restricted stock unit or stock option awards was computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in Footnotes 3 and 15 to the Company’s audited financial statements for the fiscal year indicated in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009. This value for options was calculated based on the Black-Scholes option pricing model in which the option fair value as of the grant date (June 12, 2009) was determined to be $1.84. The value for restricted stock units was based on the closing stock price on the date of the grant, or $2.55.

(III) OUTSTANDING EQUITY AWARDS AT FISCAL 2009 YEAR-END
    The following table shows all unexercised stock options, unvested deferred shares, and unvested restricted stock units held at the end of fiscal 2009 by the NEOs.

Outstanding Equity Awards at Fiscal 2009 Year-End

		OPTION AWARDS					STOCK AWARDS
				Equity
				Incentive					Equity
				Plan				Equity	Incentive
				Awards:				Incentive	Plan Awards:
				Number of				Plan Awards:	Market or
		Number of	Number of	Securities				Number of	Payout Value
		Securities	Securities	Underlying			Market Value	Unearned	of Unearned
		Underlying	Underlying	Unexercised			of Shares of	Shares or	Shares or
		Unexercised	Unexercised	Unearned	Option		Stock that	other Rights	other Rights
	Grant	Options #	Options #	Options	Exercise	Option	have not	that have not	that have not
Name	Date (1)	Exercisable	Unexercisable	#(2)	Price ($)	Expiration Date	vested ($)	vested #	vested ($)
Kevork Hovnanian	—	—	—	—	—	—	—	—	—

Ara Hovnanian	03/13/00	250,000	—	—	$2.88	3/12/2010	—	—	—
	03/13/01	250,000	—	—	$6.35	3/12/2011	—	—	—
	11/06/01	500,000	—	—	$5.58	11/5/2011	—	—	—
	11/13/02	600,000		—	$15.90	11/12/2012	—	—	—
	06/13/08	—	375,000	—	$6.46	6/12/2018	—	—	—
	6/12/09	—	375,000	375,000	$2.55	6/11/2019	—	—	—

J. Larry Sorsby	03/21/00	40,000	—	—	$2.97	3/20/2010	—	—	—
	03/01/01	50,000	—	—	$5.35	2/28/2011	—	—	—
	11/06/01	50,000	—	—	$5.58	11/5/2011	—	—	—
	11/08/02	50,000		—	$16.35	11/7/2012	—	—	—
	06/13/08	—	75,000	—	$6.46	6/12/2018	—	—	—
	6/12/09	—	75,000	75,000	$2.55	6/11/2019	—	—	—

Paul Buchanan	08/28/00	15,000	—	—	$3.28	8/27/2010	—	—	—
	03/18/02	15,000	—	—	$12.13	3/17/2012	—	—	—
	06/13/08	15,000	—	—	$6.46	6/12/2018	—	—	—
	6/12/09	25,000	—	—	$2.55	6/11/2019	—	—	—

Peter Reinhart	08/28/00	5,000	—	—	$3.28	8/27/2010	—	—	—
	03/18/02	15,000	—	—	$12.13	3/17/2012	—	—	—
	06/13/08	15,000	—	—	$6.46	6/12/2018	—	—	—
	6/12/09	25,000	—	—	$2.55	6/11/2019	—	—	—

David Valiaveedan(3)	10/31/05	—		—	—	—	—	38	$149
	10/31/07	—		—	—	—	—	1,895	$7,409
	10/31/08	—	—	—	—	—	—	7,385	$28,875
	6/13/08	—	7,500	—	$6.46	6/12/2018	$3,257	—	—
	6/12/09	—	13,125	—	$2.55	6/11/2019	$5,701	—	—

(1)	The options listed above that were granted prior to 2007 vest 25% per year beginning on the third anniversary of the date of grant. The options listed above that were granted after 2007 vest 25% per year beginning on the second anniversary of the date of grant provided, however, that upon termination due to death, disability or retirement (as defined under “Stock Grants”), the options, to the extent not previously vested and exercised, shall immediately become fully vested and exercisable. All restricted stock unit awards represented in the table vest 25% per year beginning on the second anniversary of the date of grant provided, however, that upon termination due to death, disability or retirement (as defined under “Stock Grants”), but only if such retirement occurs on or after the first anniversary of the date of grant, the restricted stock units, to the extent not previously vested and distributed, will become vested and distributable. Currently, Messrs. Buchanan and Reinhart are the only NEOs with option or restricted stock unit grants who qualify for accelerated vesting on the basis of retirement.
(2)	In addition to the vesting conditions, the options will not vest if certain financial performance goals are not met as described under “Fiscal 2009 Stock Option Awards” above.

(3)	The amounts listed for Mr. Valiaveedan under the “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or other Rights that have not vested” column in the table above represent unvested deferred share awards granted prior to fiscal year 2009. Deferred share awards vest 25% per year beginning on the second November 1st following the fiscal year for which the award was granted provided, however, if the grantee either attains age 58 or completes 20 years of service with the Company, the grantee would become immediately vested in 100% of his then unvested Deferred Share Award upon the later of (1) the January 15th following the fiscal year for which the award was granted or (2) the date the Grantee attains age 58 or completes 20 years of service with the Company. Currently, Mr. Valiaveedan is the only NEO who has not achieved the age or service necessary for the accelerated vesting of his deferred share awards.

(IV) OPTION EXERCISES AND STOCK VESTED IN FISCAL 2009
    The following table discloses information with respect to stock options exercised by the NEOs in fiscal 2009 and stock awards held by them that vested in fiscal 2009:

Option Exercises and Stock Vested in Fiscal 2009

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($) (1)	(#)	($)
Kevork S. Hovnanian	—	—	—	—
Ara K. Hovnanian (2)	150,000	$645,000	117,399	$204,274
J. Larry Sorsby (3)	—	—	42,764	$74,409
Paul W. Buchanan	—	—	15,348	$27,756
Peter S. Reinhart (4)	—	—	11,320	$20,747
David G.Valiaveedan	—	—	673	$2,921
(1)	Based on the difference between the market price of the Company’s Class A Common Stock on the NYSE at the time of exercise of the option and the exercise price of the option.
(2)	Option awards were exercised on the date the grant was to expire. Upon vesting, 117,399 stock awards shares of the Company’s Class B Common Stock were deferred into the Company’s nonqualified deferred compensation plan for executives (“EDCP”) in accordance with Mr. Hovnanian’s prior election.
(3)	Upon vesting, 42,764 stock awards shares of the Company’s Class A Common Stock were deferred into the Company’s nonqualified deferred compensation plan for executives (“EDCP”) in accordance with Mr. Sorsby’s prior election.
(4)	Upon vesting 10,070 stock awards shares of the Company’s class A Common Stock were deferred into the Company’s nonqualified deferred compensation plan for executives (“EDCP”) in accordance with Mr. Reinhart’s prior election.

(V) NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2009
    The following table provides a summary of the NEOs’ participation in the Company’s nonqualified executive deferred compensation plan (“EDCP”) during fiscal 2009. Executives may defer both salary and performance-based bonus award payments under the EDCP. Mr. K. Hovnanian and Mr. Valiaveedan did not participate in the EDCP. For Mr. Buchanan and Mr. Reinhart, the table also provides information regarding RSUs that were considered to have vested in a prior fiscal year due to their “retirement eligibility” because of age and/or years of service, but upon which the underlying shares of Class A Common Stock have not yet been delivered.

Nonqualified Deferred Compensation for Fiscal 2009

	Executive	Registrant		Aggregate	Aggregate Balance
	Contributions in	Contributions in	Aggregate Earnings in	Withdrawals/	at Last Fiscal
Name	Last Fiscal Year (1)	Last Fiscal Year (2)	Last Fiscal Year (3)	Distributions (4)	Year (5)
Kevork S. Hovnanian	—	—	—	—	—
Ara K. Hovnanian	$214,360	$10,086	($31,186)	$85,240	$3,388,883
J. Larry Sorsby	$79,025	$4,615	($35,269)	$38,418	$752,292
Paul W. Buchanan	$2,601	$2,601	($15,524)	$26,032	$160,803
	—	—	($3,563)	$3,225	$14,663
Peter S. Reinhart	$20,308	$2,787	($10,291)	$59,611	$—
	—	—	($3,563)	$3,225	$14,663
David G. Valiaveedan	—	—	—	—	—
(1)	“Executive Contributions in Last Fiscal Year” Column. This column represents (A) any deferrals of cash compensation by the NEO (including deferrals in excess of an NEO’s maximum 401(k) contribution amount (“401(k) excess” amount), and (B) any deferred stock award which may have become vested in fiscal 2009 and was elected by the NEO to be deferred further under the EDCP. For fiscal 2009, Mr. A. Hovnanian, Mr. Sorsby and Mr. Reinhart deferred 117,399 shares, 42,764 shares, and 10,070 shares, respectively, with the market values of $204,274, $74,409, and $17,522, respectively, as of the vesting date. The other NEOs’ contributions here principally represent 401(k) excess amounts which were deferred under the EDCP and which were included in the “Salary” column of the Summary Compensation Table. In addition, contributions under the EDCP also included deferrals of cash bonus amounts included in the “Bonus” or “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	“Registrant Contributions in Last Fiscal Year” Column. This column represents the Company’s matching contributions to the accounts of the NEOs in fiscal 2009 in respect of the executive’s contributions. These values are also reflected in the “All Other Compensation” column of the Summary Compensation Table. See footnote (5) to the Summary Compensation Table.

(3)	“Aggregate Earnings in Last Fiscal Year” Column. This column represents the unrealized earnings/(losses) of the EDCP’s total “account balance” as described in the narrative below. For Mr. Buchanan and Mr. Reinhart, the second row under their names represents earnings/(losses) on the undelivered portion of the shares of Class A Common Stock underlying their RSUs that had been considered vested in a prior fiscal year, which earnings/(losses) have been “realized” only to the extent of the shares delivered during fiscal 2009. No such earnings are considered above-market or preferential and, accordingly, are not included in the Summary Compensation Table.

(4)	“Aggregate Withdrawals/Distribution” Column. This column represents the payouts or distributions to the NEOs of vested amounts of deferred compensation pursuant to their elections. For Mr. Buchanan and Mr. Reinhart, the second row under their names represents the value “realized” upon the delivery of the first 25% of the shares of Class A Common Stock underlying their RSUs that had been considered vested in a prior fiscal year, based upon the market price of the Company’s Class A Common Stock on the NYSE at the time of delivery.

(5)	“Aggregate Balance at Last Fiscal Year” Column. This column represents the net balance of the NEOs’ EDCP accounts as of October 31, 2009 based on an aggregation of all sub-accounts (discussed below). The majority of such balances reflects executive and Company contributions that were included in Summary Compensation tables in previous years. For Mr. Buchanan and Mr. Reinhart, the second row under their names represents the market value of the remaining undelivered portion of the shares of Class A Common Stock underlying their RSUs that had been considered vested in a prior fiscal year, based upon the market price of the Company’s Class A Common Stock of the NYSE as of October 30, 2009, the last trading day prior to fiscal year-end. The grant date fair value of these shares ($80,438) is included in the Summary Compensation Table in a previous year.

Narrative to the Non-Qualified Deferred Compensation Table for Fiscal 2009

Total Account Balances
    The EDCP’s total account balance is equal to the sum of (1) the “Deferral Account” balance, (2) the “Company Contribution Account” balance and (3) the “Deferred Share Deferral Account” balance. The “Deferral Account” balance amount includes that portion of a participant’s annual base salary, cash bonus and any “401(k) excess” contribution amount, as elected by the participant, that is deferred in accordance with the EDCP’s provisions. The “Company Contribution Amount” balance consists of the annual company matching contribution amounts under the plan. The “Deferred Share Deferral Account” balance includes the value of vested stock awarded under any Company stock incentive plan for which shares may have been deferred under the EDCP.

EDCP’s Election Options
    In connection with the cash payments deferred under the EDCP, a participant may elect one or more of the “Measurement Funds” available under the EDCP, for the purpose of crediting or debiting additional amounts to his or her Account Balance:

Fund Class	Measurement Fund
Money Market Fund	Vanguard VIF Money Market
Income	PIMCo (VIT) Total Return Bond
Income	Vanguard VIF Hi-Yield Bond
Balanced	Vanguard VIF Balanced
Large Growth	Vanguard VIF Capital Growth
Large Value	T. Rowe Price Equity Income Portfolio
Mid Cap	T. Rowe Price Mid-Cap Growth
Small/Mid Value	First Eagle Overseas
Small Value	Royce Micro-Cap
Small Growth	Vanguard VIF Small Company
Aggressive-Growth	INVESCO (VIF) Dynamics
Foreign Large Blend	T. Rowe Price International

(VI) POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLE
    The following table summarizes payments and benefits that would be payable to each of the NEOs in the event of their termination of employment or upon the occurrence of a change in control (“triggering event”). For purposes of this table, the effective date of termination is assumed to be October 30, 2009, the last business day of fiscal 2009.

Potential Payments Upon Termination Or Change-In-Control Table
Named Executive Officer	Voluntary Termination		Involuntary Termination			Change in Control
						Without	With
	With Good	Normal	Without	With	Death or	Qualified	Qualified
Form of Compensation	Reason	Retirement	Cause	Cause	Disability	Termination	Termination
Kevork S. Hovnanian
Accelerated vesting of cash
performance-based awards (1)	$444,700	$444,700	$444,700	—	$444,700	—	—
Accelerated vesting of equity awards (2)	—	—	—	—	—	—	—
Contractual Disability/Death Payment (3)	—	—	—	—	—	—	—
Total	$444,700	$444,700	$444,700	—	$444,700	—	—

Ara K. Hovnanian
Accelerated vesting of cash
performance-based awards (1)	—	—	$699,500	—	$699,500	—	—
Accelerated vesting of equity awards (2)	—	—	—	—	$510,000	—	—
Contractual Disability/Death Payment (3)	—	—	—	—	$10,000,000	—	—
Total	—	—	$699,500	—	$11,209,500	—	—

J. Larry Sorsby
Accelerated vesting of cash
performance-based awards (1)	—	—	$254,800	—	$254,800	—	—
Accelerated vesting of equity awards (2)	—	—	—	—	$102,000	—	—
Contractual Disability/Death Payment (3)	—	—	—	—	—	—	—
Total	—	—	$254,800	—	$356,800	—	—

Paul W. Buchanan
Accelerated vesting of cash
performance-based awards (1)	$86,100	$86,100	$86,100	—	$86,100	—	—
Accelerated vesting of equity awards (2)	$48,663	$48,663			$48,663
Contractual Disability/Death Payment (3)	—	—	—	—	—	—	—
Total	$134,763	$134,763	$86,100	—	$134,763	—	—

Peter S. Reinhart
Accelerated vesting of cash
performance-based awards (1)	$61,500	$61,500	$61,500	—	$61,500	—	—
Accelerated vesting of equity awards (2)	$48,663	$48,663	—	—	$48,663	—	—
Contractual Disability/Death Payment (3)	—	—	—	—	—	—	—
Total	$110,163	$110,163	$61,500	—	$110,163	—	—

David G. Valiaveedan
Accelerated vesting of cash
performance-based awards (1)	—	—	$67,500	—	$67,500	—	—
Accelerated vesting of equity awards (2)	—	—	—	—	$63,241	—	—
Contractual Disability/Death Payment (3)	—	—	—	—	—	—	—
Total	—	—	$67,500	—	$130,741	—	—
For purposes of this table presentation, consideration of the forms of compensation or additional payments or benefits to an NEO in the event of a triggering event include:

(1)	Accelerated vesting of cash performance-based awards. According to the Company’s bonus program’s policies and procedures, the cash portion of an NEO’s total 2009 performance-based bonus award is considered earned only if he is on the payroll and employed by the Company on the scheduled date that it is paid. However, if an NEO’s termination were due to retirement on or after age 58, a reduction in force, position elimination, death or disability, the NEO would be eligible for a prorated payment through his termination date, less any amounts previously paid. The values in the table represent 100% of the NEOs’ fiscal 2009 bonuses that were payable no later than January 15, 2010.

(2) Accelerated vesting of equity awards.

  Deferred Share Awards. No deferred shares were awarded in fiscal 2009 because 100% of the bonus awards were paid in cash. As of October 30, 2009, Mr. Valiaveedan had 9,318 deferred share awards that would vest upon termination due to death or disability.
  Option and Restricted Stock Unit Awards. On October 30, 2009, the closing market price of the Company’s stock was $3.91. Under circumstances other than death, disability or qualified retirement, any unvested stock options are cancelled in accordance with the Company’s stock option agreements.
(3) Contractual Disability and Death Payment.

  Mr. Ara Hovnanian’s contractual arrangement: In February 2006, the Company entered into an agreement with Mr. A. Hovnanian, which provides that in the event of his disability or death during his employment with the Company he (or his designated beneficiary, estate or legal representative) will be entitled to receive a lump sum payment of $10 million. This agreement replaced a pre-existing agreement in which Mr. A Hovnanian (or his legal representative or estate) would have received, in the event of his disability or death during his employment with the Company, payments equal to the average of the sum of his annual base salary and the annual bonus amount earned by him in respect of the three full preceding calendar years.
For purposes of this table, the following programs were also considered.

  Base salary continuation plan payments. The Company does not maintain such plans.
  Contractual disability/death payments. Only Mr. Ara Hovnanian has this arrangement, which is described under footnote (3) above.
  Other perquisites and benefits. There are no existing severance arrangements or policies which would extend perquisites or other benefits to the NEOs upon a triggering event that would not otherwise be also available to any employee of the Company.
(VII) NON-EMPLOYEE DIRECTOR COMPENSATION FOR FISCAL 2009
     The Committee annually reviews the compensation program for directors who are not employees of the Company and makes recommendations to the Board of Directors for their approval. The compensation program for non-employee Directors has not changed since fiscal 2006 when the Committee reviewed a study of non-employee Director compensation involving the Company’s Peer Group prepared by PM&P. In December 2008, the Board of Directors approved the following non-employee Director benefits for fiscal 2009, which reflected no changes since fiscal 2006 except as discussed below:

  Annual retainer of $40,000 with an additional retainer of $20,000 for each committee on which a Director serves (each paid 50% in cash and 50% in stock);
  Annual grant of 5,000 stock options with an additional 2,000 stock options for each committee on which a Director serves; and
  Meeting fees of $3,000 per Board meeting held in person, $2,000 per telephonic Board meeting, $5,000 per Committee meeting held in person and $2,500 per telephonic Committee meeting.
     For fiscal 2009, after consideration of the grant date fair value of stock option grants in comparison with historical grant values and information on general industry director compensation levels, as well as the added value and guidance the non-employee directors provided in the strategic decisions concerning the Company’s capital structure and refinancing of the Company’s debt, the Committee recommended and the Board of Directors approved, additional stock option grants of 10,000 annual stock options and 4,000 stock options for each committee on which a director serves. The total value of stock and stock option awards for fiscal 2009 approximates the median for general industry companies with similar revenue size. The Committee will continue to review the director compensation program annually to determine whether such additional stock option grants or other changes may be needed for fiscal 2010.
     For additional information related to non-employee Director compensation, please also refer to the “Director Compensation for Fiscal 2009” table below.
     In conjunction with promoting high ethical standards for the distribution of equity-based incentives, the Committee also established the second Friday in January of each year as the date for payment of the non-employee director Board retainer and the date for establishment of the stock price for purposes of calculation of the stock portion of the non-employee Director Board retainer.

     The following table summarizes the compensation of the Company’s Non-Employee Directors related to their services in fiscal 2009.

Director Compensation for Fiscal 2009

					Change in
					Pension Value
	Fees				and Nonqualified
	Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash (1)	Awards (2)	Awards (3)	Compensation	Earnings	Compensation	Total
Robert B. Coutts	$73,501	$29,999	$38,640	—	—	—	$142,140
Edward A. Kangas	$151,001	$49,999	$60,720	—	—	—	$261,720
Joseph A. Marengi	$61,001	$29,999	$38,640	—	—	—	$129,640
John J. Robbins	$91,001	$29,999	$38,640	—	—	—	$159,640
Stephen D. Weinroth	$146,001	$49,999	$60,720	—	—	—	$256,720

(1) “Fees Earned or Paid in Cash” Column. The amounts in this column represent the combined value of fiscal 2009 annual retainer and meeting fees paid in cash (including approximately 50% of the total annual retainer fee) as shown below. The remaining approximately 50% of the total annual retainer fee is paid in shares of the Company’s Class A Common Stock. For a full description of the annual retainer and meeting fees, share awards and stock option awards to non-employee directors, see the discussion preceding this table.

Total Fees Earned and Paid in Cash (Supplemental Table)

		FY09 Annual Retainer Fees
	FY09	Cash Payment
	Meeting	(represents 50% of the total	Cash
Name	Fees	Annual Retainer Fees) (a)	Total
Robert B. Coutts	$43,500	$30,001	$73,501
Edward A. Kangas	$101,000	$50,001	$151,001
Joseph A. Marengi	$31,000	$30,001	$61,001
John J. Robbins	$61,000	$30,001	$91,001
Stephen D. Weinroth	$96,000	$50,001	$146,001
(a) Subject to rounding.

(2) “Stock Awards” Column. The amounts in this column represent the remaining 50% of the total annual retainer fee paid in shares of the Company’s Class A Common Stock for fiscal 2009 computed in accordance with FASB ASC Topic 718 as shown in the table below. The assumptions used in the calculation of these amounts are included in footnotes 3 and 15 to the Company’s audited financial statements for fiscal 2009 included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009.

Total Annual Retainer (Supplemental Table)

			FY09 Annual Retainer
			Fees Cash Payment
	FY09 Annual Retainer Fees		(represents 50% of the	Total
	Stock Payment (represents	Number	total Annual Retainer	Annual
	50% of the total Annual	of Shares	Fees; also shown in	Retainer for
Name	Retainer Fees) (a) (b)	Represented	footnote (1) above) (b)	Fiscal 2009
Robert B. Coutts	$29,999	12,820	$30,001	$60,000
Edward A. Kangas	$49,999	21,367	$50,001	$100,000
Joseph A. Marengi	$29,999	12,820	$30,001	$60,000
John J. Robbins	$29,999	12,820	$30,001	$60,000
Stephen D. Weinroth	$49,999	21,367	$50,001	$100,000
(a) Non-employee Director stock awards have no vesting restrictions and are valued as of the market value on the day of grant.
(b) Subject to rounding.

(3) “Option Awards” Column. The amounts in this column reflect stock options awarded in fiscal 2009 and are based on the grant date fair value of the option awards computed in accordance with FASB ASC Topic 718. Assumptions used in this calculation of these amounts are set forth in footnotes 3 and 15 to the Company’s audited financial statements for fiscal 2009 included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009.

     The following table discloses the grant date fair value (based on Black-Scholes option pricing model) for the total stock options granted to Non-Employee Directors in fiscal 2009:

	Number of Options	Option Fair
	Granted (as of June 12,	Value per Share	Total Grant
Non-Employee Director	2009 grant date) (a)	at Grant Date	Date Fair Value
Robert B. Coutts	21,000	$1.84	$38,640
Edward A. Kangas	33,000	$1.84	$60,720
Joseph A. Marengi	21,000	$1.84	$38,640
John J. Robbins	21,000	$1.84	$38,640
Stephen D. Weinroth	33,000	$1.84	$60,720
(a) For fiscal 2009, non-employee Directors were granted 15,000 stock options for serving on the Company’s Board of Directors and an additional 6,000 stock options for each Board committee on which the non-employee director served.

     The following table shows the total numbers of all unexercised stock options (exercisable and unexercisable) that each of the non-employee directors held at the end of fiscal 2009:

Outstanding Option Awards at Fiscal 2009 Year-End (Supplemental Table)

		Number of	Number of	Equity Incentive
		Securities	Securities	Plan Awards:
		Underlying	Underlying	Number of Securities
		Unexercised	Unexercised	Underlying	Option
	Grant date	Options #	Options #	Unexercised Unearned	Exercise	Option
Name	(a)	Exercisable	Unexercisable	Options #	Price ($)	Expiration Date
Robert B. Coutts	6/13/08	2,333	4,667	—	$6.46	6/12/18
	6/12/09	—	21,000	—	$2.55	6/11/19

Edward A. Kangas	6/13/08	3,667	7,333	—	$6.46	6/12/18
	6/12/09	—	33,000	—	$2.55	6/11/19

Joseph A. Marengi	6/13/08	2,333	4,667	—	$6.46	6/12/18
	6/12/09	—	21,000	—	$2.55	6/11/19

John J. Robbins	11/06/01	5,000	—	—	$5.58	11/05/11
	6/13/08	2,333	4,667	—	$6.46	6/12/18
	6/12/09	—	21,000	—	$2.55	6/11/19

Stephen D. Weinroth	11/06/01	10,000	—	—	$5.58	11/05/11
	6/13/08	3,667	7,333	—	$6.46	6/12/18
	6/12/09	—	33,000	—	$2.55	6/11/19
(a) Stock options vest one-third per year beginning on the first anniversary of the date of grant. If prior to the stock option termination date the non-management Director ceases to be a member of the Board of Directors due to death, disability or Retirement, the stock option, to the extent not previously vested and exercised, immediately becomes fully vested and exercisable and remains exercisable until the earlier of (1) the stock option termination date and (2) the first anniversary of the non-management Director’s death, disability, or Retirement. “Retirement” is defined as termination as a member of the Board of Directors on or after age 60, or on or after age 58 with at least 15 years of Service to the Company immediately preceding such termination.

THE AUDIT COMMITTEE

Membership, Independence, & Qualifications
     Messrs. Kangas, as Chairman, Robbins and Weinroth are the members of the Audit Committee. In the judgment of the Company’s Board of Directors, each member of the Audit Committee is independent as required by both the rules of the NYSE and regulations of the SEC, and an “audit committee financial expert” in accordance with SEC regulations.

Responsibilities of the Audit Committee & Charter
     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and is governed by its Charter, which was adopted in March 2000 and last amended on February 6, 2008. The Audit Committee Charter is available on the Company’s public website, www.khov.com, under “Investor Relations/Corporate Governance.”

Policies & Procedures Established By Audit Committee
     In accordance with SEC regulations, the Audit Committee has established procedures for the appointment, compensation, retention and oversight of the independent registered public accounting firm engaged to prepare or issue an audit report or other audit, review, or attest services. The Company’s independent registered public accounting firm will report directly to the Audit Committee, and the Audit Committee is responsible for the resolution of disagreements between such firm and management regarding financial reporting.
     In fiscal year 2003, the Audit Committee established whistle blowing procedures as required by Section 301 of the Sarbanes-Oxley Act of 2002 and Section 303A.07(c)(iii) of the NYSE Corporate Governance Rules. These procedures are discussed in the Company’s Code of Ethics (Section IV.G.) which is available on the Company’s public website at www.khov.com under “Investor Relations/Governance.”

Audit and Non-Audit Services Pre-Approval Policy
     The Audit Committee has also established procedures for the pre-approval of audit and non-audit services provided by an independent registered public accounting firm. The Company’s “Audit and Non-Audit Services Pre-Approval Policy” (“Pre-Approval Policy”) was most recently reviewed and approved by the Audit Committee at its meeting held on October 15, 2009.
     As set forth in the Pre-Approval Policy, audit services require specific approval by the Audit Committee, except for certain services that have received general pre-approval by the Audit Committee.
     In accordance with the Pre-Approval Policy, the Audit Committee annually reviews and pre-approves the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. Prior to establishing the list of pre-approved services, the Audit Committee determines if the Company’s independent registered public accounting firm is an effective provider of services. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. For fiscal year 2010, there are four categories of services that have received general pre-approval by the Audit Committee: Audit, Audit-Related, Tax and All Other Services and the pre-approved dollar amount for such services may not exceed $100,000 per engagement.
     The Audit Committee may delegate to one or more of its members the authority to approve in advance all significant audit or permitted non-audit services to be provided by the independent registered public accounting firm, so long as decisions are presented to the full Audit Committee at its next scheduled meeting.

THE AUDIT COMMITTEE REPORT
     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the audited financial statements included in the Annual Report on Form 10-K with management. This review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee has reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles:

  the overall scope and plans for such accounting firm’s respective audits of the Company, such accounting firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles, such accounting firm’s independence from management and the Company, including matters in the written disclosures and the letter from the independent registered public accounting firm required by Rule 3526 of the Public Accounting Oversight Board, “Communication with Audit Committees Concerning Independence,” and received by the Company, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and under Statements on Auditing Standards No. 61, as amended (AICPA, Professional Standards Vol. I. AU Section 380), as adopted by the Public Company Accounting Oversight Board, which we refer to as the PCAOB, in Rule 3200T, other standards of the PCAOB, rules of the Securities and Exchange Commission, and other applicable regulations.
     The Audit Committee, as part of its Charter, reviews quarterly with management the Company’s financial statements prior to their being filed with the SEC. In addition, the Audit Committee, in reliance on the reviews and discussions referred to above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2009, which was filed with the SEC on December 22, 2009.

AUDIT COMMITTEE

Edward A. Kangas, Chair
John J. Robbins
Stephen D. Weinroth

FEES PAID TO PRINCIPAL ACCOUNTANT

Audit Fees
     The aggregate fees billed by Deloitte & Touche LLC in each of fiscal years 2009 and 2008 for professional services rendered for the audit of our consolidated financial statements, for the reviews of the unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for the quarterly periods during fiscal years 2009 and 2008, the audit of the effectiveness of the Company’s internal control over financial reporting as of October 31, 2009 and 2008, or for services normally provided by our independent registered public accounting firm in connection with statutory or regulatory filings or engagements, including comfort and consent letters in connection with SEC filings and financing transactions, were $2,761,000 and zero, respectively. The aggregate fees billed by Ernst & Young LLP in each of fiscal years 2009 and 2008 for these audit services were $370,000 and $3,689,000, respectively.

Audit-Related Fees
     The aggregate fees billed by Deloitte & Touche LLC in each of fiscal years 2009 and 2008 for assurance and related services that were reasonably related to performance of the audit or review of the Company’s consolidated financial statements and that are not reported under “Audit Fees” above were $3,000 and zero, respectively. These services consisted of employee benefit plan audits, and accounting consultation. The aggregate fees billed by Ernst & Young LLP in each of fiscal years 2009 and 2008 for these audit related services were $271,000 and $72,000, respectively.

Tax Fees
     The aggregate fees billed by Deloitte & Touche LLC in each of fiscal years 2009 and 2008 for professional services rendered for tax compliance, tax advice and tax planning were $536,000 and $320,000, respectively. The aggregate fees billed by Ernst & Young LLP in each of fiscal years 2009 and 2008 for these tax services were $185,000 and $590,000, respectively.

All Other Fees
     There were no fees billed for products and services provided by Deloitte & Touche LLC in fiscal year 2009 and Ernst & Young LLP, in each of fiscal year 2009 and fiscal year 2008, other than the services described above.

Pre-Approval Policies and Procedures
     All of the services covered under the captions “Audit-Related Fees”, “Tax Fees” and “All Other Fees” were pre-approved by the Audit Committee. For a discussion of the Audit Committee’s pre-approval policies and procedures, see “The Audit Committee” above.

PRINCIPAL ACCOUNTANT INDEPENDENCE
     The Audit Committee has determined that the provision of all non-audit services performed by Deloitte & Touche LLC and Ernst & Young LLP were compatible with maintaining the independence of each firm.

CORPORATE GOVERNANCE
     The Corporate Governance and Nominating Committee is primarily responsible for reviewing the Company’s existing Corporate Governance Guidelines and further developing such guidelines and other policies and procedures that enhance the Company’s corporate governance.
     In accordance with promoting strong corporate governance, the Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, controller and all other associates of the Company, including its Directors and other officers. The Company has also adopted Corporate Governance Guidelines.
     The Company makes available to the public various corporate governance related information on its public website (www.khov.com) under “Investor Relations/Governance” and to any shareholder who requests such information in writing. Information on the website includes the Company’s Code of Ethics, Corporate Governance Guidelines (including the Related Person Transaction Policy) and Committee Charters, including the Audit Committee Charter, the Compensation Committee Charter, and the Corporate Governance and Nominating Committee Charter.

     Shareholders, associates of the Company and other interested parties may communicate directly with the Board of Directors by corresponding to the address below. Correspondence will be discussed at the next scheduled meeting of the Board of Directors, or as indicated by the urgency of the matter.

Attn: Board of Directors of Hovnanian Enterprises, Inc.
c/o Mr. Edward A. Kangas, Director & Chairman of the Audit Committee
Privileged & Confidential
Hovnanian Enterprises, Inc.
110 West Front Street
P.O. Box 500
Red Bank, N.J. 07701

     The Company’s non-employee Directors meet without management after each regularly scheduled meeting of the Board of Directors. The presiding Director is selected at each meeting by the directors in attendance. Shareholders, associates of the Company and other interested parties may communicate directly with non-employee Directors as a group by corresponding to the address below. Members of the non-employee Director group include: Messrs. Coutts, Kangas, Marengi, Robbins and Weinroth. All non-employee Directors are “independent” in accordance with NYSE rules. Mr. Kangas will report to all non-employee Directors any correspondence which is received by him as indicated by the urgency of the matter, or at the next scheduled meeting of non-employee Directors.

Attn: Non-Employee Directors of Hovnanian Enterprises, Inc.
c/o Mr. Edward A. Kangas, Director & Chairman of the Audit Committee
Privileged & Confidential
Hovnanian Enterprises, Inc.
110 West Front Street
P.O. Box 500
Red Bank, N.J. 07701

     In addition, associates of the Company may anonymously report concerns or complaints via the K. Hovnanian Corporate Governance Hotline or by following the procedure discussed in the Company’s Code of Ethics.

OVERSIGHT OF RISK MANAGEMENT
     The Company is exposed to a number of risks and undertakes at least annually an Enterprise Risk Management review to identify and evaluate these risks and to develop plans to manage them effectively. The Company’s Executive Vice President and Chief Financial Officer, Mr. Sorsby (who is himself a member of the Board of Directors) is directly responsible for the Company’s Enterprise Risk Management function and reports both to the President and Chief Executive Officer and to the Audit Committee in this capacity. In fulfilling his risk management responsibilities, the CFO works closely with members of senior management, including the Senior Vice-President and General Counsel, Vice-President of Risk Management, Senior Vice-President of Human Resources, Vice-President of Information Services, Vice-President of Audit Services, and others.
     On behalf of the Board of Directors, the Audit Committee plays a key role in the oversight of the Company’s Enterprise Risk Management function. In that regard, the CFO meets with the Audit Committee at least four times a year to discuss the risks facing the Company, highlighting any new risks that may have arisen since they last met. The Audit Committee also reports to the Board of Directors on a regular basis to apprise them of their discussions with the CFO regarding the Company’s Enterprise Risk Management efforts. Finally, the CFO reports directly to the Board of Directors on at least an annual basis to apprise them directly of the Company’s Enterprise Risk Management efforts.

LEADERSHIP STRUCTURE
     From 1997 to 2009 the Company had separate individuals serving as Chairman of the Board and as Chief Executive Officer. This structure reflected the continuing strong leadership, energy and passion brought to the Board of Directors by our founder, Mr. K. Hovnanian, and the day-to-day management direction of the Company under Mr. A. Hovnanian as President and CEO. Following the death of Mr. K. Hovnanian in September 2009, the Board of Directors appointed Mr. A. Hovnanian to the additional position of Chairman, believing that his more than 30 years of service to the Company, vast industry experience and close relationship with our founder uniquely qualified him for this role. The Board of Directors believes that combining these positions under Mr. A. Hovnanian’s leadership will enable him to carry on the tradition of a strong leader that has always marked this family-controlled company and to successfully navigate the Company through the current challenging economic environment, as well as future challenges.
     Although the Board of Directors has not formally designated a lead independent Director, Mr. Kangas, the chairman of the Audit Committee, serves as the Director to whom correspondence may be directed on behalf of both the Board of Directors and the non-employee Directors, as described above under “Corporate Governance” on pages 44 and 45.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     The Board has adopted a written Related Person Transaction Policy (the “Related Person Transaction Policy”) to assist it in reviewing, approving and ratifying related person transactions and to assist the Company in the preparation of related disclosures required by the SEC. This Related Person Transaction Policy supplements the Company’s other policies that may apply to transactions with related persons, such as the Company’s Corporate Governance Guidelines and its Code of Ethics.
     The Related Person Transaction Policy provides that all Related Person Transactions covered by the Related Person Transaction Policy and involving a director, director nominees, executive officer or greater than 5% shareholder or an immediate family member of any such person are prohibited, unless approved or ratified by the disinterested members of the Board of Directors or the Corporate Governance and Nominating Committee. The Company’s employees, directors, director nominees, executive officers and their immediate family members are required to provide prompt and detailed notice of any purported Related Person Transaction (as defined in the Related Person Transaction Policy) to the Company’s General Counsel or Chief Financial Officer, who in turn must promptly forward such notice and information to the Chairperson of the Board of Directors or the Corporate Governance and Nominating Committee and will advise the Corporate Governance and Nominating Committee or disinterested directors as to whether the Related Person Transaction will be required to be disclosed in applicable regulatory filings. The Company’s General Counsel will document all non-reportable and reportable Related Person Transactions.
     In reviewing Related Person Transactions for approval or ratification, the Corporate Governance and Nominating Committee or disinterested directors will consider the relevant facts and circumstances, including, without limitation:
  the commercial reasonableness of the terms;
  the benefit and perceived benefit (or lack thereof) to the Company;
  opportunity costs of alternate transactions;
  the materiality and character of the related person’s direct or indirect interest, and the actual or apparent conflict of interest of the related person; and
  with respect to a non-employee director or nominee, whether the transaction would compromise the director’s (1) independence under the NYSE rules and Rule 10A-3 of the Exchange Act, if such non-employee director serves on the Audit Committee; (2) independence under the Company’s Amended Certificate of Incorporation; (3) status as an outside director under Section 162(m) of the Internal Revenue Code if such non-employee director serves on the Compensation Committee; or (4) status as a “non-employee director” under Rule 16b-3 of the Exchange Act if such non-employee director serves on the Compensation Committee.
     The Corporate Governance and Nominating Committee or the disinterested directors will not approve or ratify a Related Person Transaction unless, after considering all relevant information, it has determined that the transaction is in, or is not inconsistent with, the Company’s best interests and the best interests of its shareholders.
     Generally, the Related Person Transaction Policy applies to any current or proposed transaction in which:
  the Company was or is to be a participant;
  the amount involved exceeds $120,000; and
  any related person had or will have a direct or indirect material interest.
     A copy of our Related Person Transaction Policy is available as part of our Corporate Governance Guidelines on our website at www.khov.com under “Investors Relations/Governance.”

Relationships
     Mr. K. Hovnanian, the Chairman of the Board of Directors until his death on September 24, 2009, was the father of Mr. A. Hovnanian, the President and Chief Executive Officer and now the Chairman of the Board of Directors. Prior to November 4, 2009, Mr. A. Hovnanian was the President and Chief Executive Officer and Vice Chairman of the Board of Directors.

Related Person Transactions
     The related transactions discussed below were entered into prior to the adoption of our Related Person Transaction Policy and were approved by the Board of Directors.
     During the year ended October 31, 2003, we entered into an agreement to purchase land in California for approximately $31.1 million from an entity that is owned by a family relative of our Chief Executive Officer and our former Chairman of the Board. As of October 31, 2009, we have an option deposit of $3.2 million related to this land acquisition agreement. In connection with this agreement, we also have consolidated $9.7 million in accordance with ASC 810-10 under “Consolidated inventory not owned” in the Consolidated Balance Sheets. Neither the Company nor the Chief Executive Officer nor the former Chairman of the Board has or had a financial interest in the relative’s company from whom the land was purchased.
     During the year ended October 31, 2001, we entered into an agreement to purchase land from an entity that is owned by a family relative of our Chief Executive Officer and our former Chairman of the Board, totalling $26.9 million. As of October 31, 2008, all of this property has been purchased, and during fiscal 2008, the Company delivered the remaining four lots that were in inventory. Neither the Company nor the Chief Executive Officer nor the former Chairman of the Board has or had a financial interest in the relative’s company from whom the land was purchased.
     During the years ended October 31, 2009, 2008, 2007 and 2006, an engineering firm owned by a relative of our Chief Executive Officer and our former Chairman of the Board provided services to the Company totalling $1.7 million, $2.6 million, $3.6 million, and $5.0 million, respectively. Neither the Company nor our Chief Executive Officer nor our former Chairman of the Board has or had a financial interest in the relative’s company from which the services were provided.
     In December 2005, we entered into an agreement to purchase land in New Jersey from an entity that is owned by family relatives of our Chief Executive Officer and former Chairman of the Board at a base price of $25 million. The land will be acquired in four phases over a period of 3 years from the date of acquisition of the first phase. On June 11, 2008, the parties amended the purchase agreement and closed title to 43 of the 86 homes in phase one. The purchase of the balance of phase one was deferred, but such purchase must occur simultaneously with the scheduled closing of any of the three remaining phases. The purchase prices for all phases are subject to an increase in the purchase price for the phase of not less than 7% per annum from February 1, 2008; a deposit in the amount of $500,000 has been made by the Company. On November 12, 2009, the parties closed title to 83 homes located in phase two. The purchase prices for all phases are subject to an increase in the purchase price for the phase of not less than 7% per annum compound interest increase from February 1, 2008; a deposit in the amount of $500,000 has been made by the Company. Neither the Company nor the Chief Executive Officer nor the former Chairman of the Board has or had a financial interest in the relatives’ company from whom the land will be purchased.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MARCH 16, 2010.
     Our 2010 proxy statement, the Company’s Annual Report to Shareholders for the year ended October 31, 2009 (which is not deemed to be part of the official proxy soliciting materials), proxy cards (for Class A Common Stock shareholders and registered Class B Common Stock shareholders) and any amendments to the foregoing materials that are required to be furnished to shareholders are available online at www.proxyvote.com.
     For information on how to obtain directions to the Company’s 2010 Annual Meeting, please call our Investor Relations department at 1-800-815-9680.

GENERAL

Solicitation
     The solicitation of proxies is being made primarily by mail, but directors, officers, employees, and contractors retained by us may also engage in the solicitation of proxies by telephone. The cost of soliciting proxies will be borne by us. In addition, we may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

Voting
     Unless otherwise directed, the persons named in the proxy card(s) intend to vote all shares represented by proxies received by them in favor of the election of the nominees to the Board of Directors of the Company named herein and in favor of the ratification of the selected independent registered public accounting firm and as recommended by the Board of Directors. All proxies will be voted as specified.
     Each share of Class A Common Stock entitles the holder thereof to one vote and each share of Class B Common Stock entitles the holder thereof to ten votes. Votes of Class A Common Stock and Class B Common Stock will be counted together without regard to class for proposals that require the affirmative vote of the holders of a majority in voting power of all common stock represented in person or by proxy at the 2010 Annual Meeting, voting together. All votes will be certified by the Inspectors of Election, who are employees of the Company. Abstentions and broker non-votes will have no effect on the vote for proposal one because such shares are not considered votes cast. Abstentions will have no effect on the vote for proposal two because such shares are not considered votes cast. Brokers may vote shares with respect to proposal two in the absence of client instructions and thus there will be no broker non-votes with respect to proposal two.
     Under NYSE rules, brokers may not vote shares on the proposal to approve the Company’s Amended and Restated 2008 Stock Incentive Plan without specific instructions on that proposal from their customers. In addition, in order for the plan to be approved, NYSE rules require the affirmative vote of a majority of the shares of Class A Common Stock and Class B Common Stock, voting together, cast on the proposal, provided that a majority of the outstanding shares of common stock are voted on the proposal. Abstentions are considered votes cast under NYSE rules with respect to proposal three and thus will have the same effect as a vote “against” the proposal.
     Notwithstanding the foregoing, the Company’s amended Certificate of Incorporation provides that each share of Class B Common Stock held, to the extent of the Company’s knowledge, in nominee name by a stockbroker, bank or otherwise will be entitled to only one vote per share unless the Company is satisfied that such shares have been held continuously, since the date of issuance, for the benefit or account of the same named beneficial owner of such shares (as defined in the amended Certificate of Incorporation) or any Permitted Transferee (as defined in the amended Certificate of Incorporation). Beneficial owners of shares of Class B Common Stock held in nominee name wishing to cast ten votes for each share of such stock must properly complete their voting instruction card, which is specially designed for beneficial owners of Class B Common Stock. The Company has also supplied nominee holders of Class B Common Stock with instructions and specially designed proxy cards to accommodate the voting of the Class B Common Stock. In accordance with the Company’s amended Certificate of Incorporation, shares of Class B Common Stock held in nominee name will be entitled to ten votes per share only if the beneficial owner voting instruction card and the nominee proxy card relating to such shares is properly completed, mailed, and received not less than 3 nor more than 20 business days prior to March 16, 2010. Proxy cards should be mailed to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, N.Y. 11717.

Additional Matters
     Management does not intend to present any business at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Shareholders, and it has no information that others will attempt to do so. If other matters requiring the vote of shareholders properly come before the meeting and any adjournments or postponements thereof, it is the intention of the persons named in the proxy cards to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

     Shareholder proposals for inclusion in the proxy materials related to the 2011 Annual Meeting of Shareholders must be received by the Company no later than October 4, 2010. Shareholder proposals submitted after December 16, 2010 will be considered untimely for purposes of SEC Rule 14a-4.

By Order of the Board of Directors
HOVNANIAN ENTERPRISES, INC.

Red Bank, New Jersey
February 1, 2010

APPENDIX A

AMENDED AND RESTATED
2008 HOVNANIAN ENTERPRISES, INC.
STOCK INCENTIVE PLAN

1. PURPOSE OF THE PLAN
The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees, directors and consultants of outstanding ability and to motivate such employees, directors and consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success. Upon approval by the Company’s stockholders, the Plan is intended to supersede and replace the 1999 Hovnanian Enterprises, Inc. Stock Incentive Plan, as amended and restated prior to the Effective Date (the “1999 Plan”), and equity-based Awards that were previously granted under the 1999 Plan that remain outstanding shall be governed pursuant to the terms set forth herein.

2. DEFINITIONS
The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b) Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

(c) Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan (including, without limitation, Awards granted under the 1999 Plan).

(d) Beneficial Owner: A “beneficial owner”, as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(e) Board: The Board of Directors of the Company.

(f) Change in Control:

The occurrence of any of the following events:

(i) any Person (other than a Person holding securities representing 10% or more of the combined voting power of the Company’s outstanding securities as of the Effective Date, or any Family Member of such a Person, the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company, representing 50% or more of the combined voting power of the Company’s then-outstanding securities;

(ii) during any period of twenty-four consecutive months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(f) (i), (iii) or (iv) of the Plan or (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control) whose election by the Board or nomination for election by the Company’s shareholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii) the consummation of any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv) the Company undergoes a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a liquidation of the Company into a wholly-owned subsidiary.

(g) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(h) Committee: The Compensation Committee of the Board (or a subcommittee thereof as provided under Section 4), or such other committee of the Board to which the Board has delegated power to act under or pursuant to the provisions of the Plan, or the full Board.

(i) Company: Hovnanian Enterprises, Inc., a Delaware corporation, and any successors thereto.

(j) Disability: Inability of a Participant to perform in all material respects his duties and responsibilities to the Company, or any Subsidiary of the Company, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Committee may reasonably determine in good faith. The Disability determination shall be in the sole discretion of the Committee and a Participant (or his representative) shall furnish the Committee with medical evidence documenting the Participant’s disability or infirmity which is satisfactory to the Committee.

(k) Effective Date: February 6, 2008.

(l) Fair Market Value: On a given date, the closing price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealer Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

(m) Family Member:

(i) any Person holding securities representing 10% or more of the combined voting power of the Company’s outstanding securities as of the Effective Date;

(ii) any spouse of such a person;

(iii) any descendant of such a person;

(iv) any spouse of any descendant of such a person; or

(v) any trust for the benefit of any of the aforementioned persons.

(n) ISO: An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

(o) LSAR: A limited stock appreciation right granted pursuant to Section 7(d) of the Plan.

(p) 1999 Plan: The 1999 Hovnanian Enterprises, Inc. Stock Incentive Plan, as amended and restated prior to the Effective Date 1999.

(q) Other Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan.

(r) Option: A stock option granted pursuant to Section 6 of the Plan.

(s) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

(t) Participant: An employee, director or consultant of the Company or any of its Affiliates who is selected by the Committee to participate in the Plan.

(u) Performance-Based Awards: Certain Other Stock-Based Awards granted pursuant to Section 8(b) of the Plan.

(v) Person: A “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(w) Plan: The 2008 Hovnanian Enterprises, Inc. Stock Incentive Plan.

(x) Shares: Shares of common stock of the Company.

(y) Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

(z) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3. SHARES SUBJECT TO THE PLAN
Subject to Sections 4, 6(f) and 9 of the Plan (and giving effect to the Company’s stock split on March 26, 2004), the total number of Shares which may be issued under the Plan pursuant to grants of ISOs or other Awards (inclusive of Shares previously issued under the 1999 Plan) is 16,972,128 and the maximum number of Shares for which Options, Stock Appreciation Rights, restricted Shares or restricted Share units may be granted during a fiscal year (inclusive of any such Awards previously granted under the 1999 Plan) to any Participant shall be 2,000,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. Notwithstanding the forgoing, in the event that any Awards under the Plan terminate or lapse (or have terminated or lapsed) for any reason from and after November 1, 2007 (including, without limitation, due to a voluntary or involuntary forfeiture of such Awards), the number of Shares subject to such terminated or lapsed Awards shall not be available for future Award grants under the Plan and the total number of Shares available for issuance under the Plan shall instead be reduced by such number of Shares. The number of Shares available for issuance under the Plan may also be increased by utilizing Shares otherwise available for issuance under the terms of the Company’s Amended and Restated Senior Executive Short-Term Incentive Plan (the “STIP”), provided that any Shares so utilized shall reduce the number of Shares available for issuance under the STIP.

4. ADMINISTRATION
The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto), “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto) and “independent directors” within the meaning of the applicable rules, if any, of any national securities exchange on which Shares are listed or admitted to trading; provided, however, that any action permitted to be taken by the Committee may be taken by the Board, in its discretion. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administrations of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to Participants and their beneficiaries or successors). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee shall require payment of any minimum amount it may determine to be necessary to withhold for federal, state, local or other, taxes as a result of the exercise or vesting of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such minimum withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant. The number of Shares so delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable minimum withholding taxes. If the chief executive officer of the Company is a member of the Board, the Board by specific resolution may constitute such chief executive officer as a committee of one which shall have the authority to grant Awards of up to an aggregate of 1,000,000 Shares (giving effect to the Company’s stock split on March 26, 2004, and otherwise subject to the provisions of Section 9 of the Plan) in each fiscal year to Participants who are (i) not subject to the rules promulgated under Section 16 of the Act (or any successor section thereto) or (ii) covered employees (or anticipated to become covered employees) as such term is defined in Section 162(m) of the Code; provided, however, that such chief executive officer shall notify the Committee of any such grants made pursuant to this Section 4.

5. LIMITATIONS
No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6. TERMS AND CONDITIONS OF OPTIONS
Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a) Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted (other than in the case of Options granted in substitution of previously granted awards, as described in Section 4).

(b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted. The Committee may, in its discretion, accelerate the date after which Options may be exercised in whole or in part. If the chief executive officer of the Company is a member of the Board, the Board by specific resolution may constitute such chief executive officer as a committee of one which shall have the authority to accelerate the date after which Options may be exercised in whole or in part.

(c) Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full not later than at the time that the Shares being purchased are delivered to or at the direction of the Participant, in each case at the election of the Participant to the extent permitted by law and as designated by the Committee, (i) in cash, (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and partly in such Shares, (iv) through the delivery of irrevocable instruments to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased or (v) through net settlement in Shares. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d) ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e) Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

(f) Repricing of Options. Notwithstanding any other provisions under the Plan, no action shall be taken under the Plan to (i) lower the exercise prices of any Company stock options after they are granted, (ii) exchange stock options for stock options with lower exercise prices or for other Awards (other than pursuant to Section 9 hereof) or (iii) take any other action that is treated as a “repricing” of stock options under generally accepted accounting principles; provided, however, that such actions shall be permitted to the extent approved by at least a majority of the Board’s “independent directors” (as defined for purposes of The New York Stock Exchange listed company rules). Any such approved action shall be treated as a grant of a new Award to the extent required under Sections 162(m), 422 or 424 of the Code (for individuals who are “covered employees” under Section 162(m) of the Code at the time of such action, or for stock options that are intended to retain their status as ISOs).

7. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

(a) Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) an amount permitted by applicable laws, rules, restated By-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the

Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

(d) Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARS are exercisable. Unless the context otherwise requires, whenever the term “Stock Appreciation Right” is used in the Plan, such term shall include LSARs.

8. OTHER STOCK-BASED AWARDS

(a) Generally. The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

(b) Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 8 may be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); and (xix) return on assets. The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. In any event, the performance goals shall be based on an objective formula or standard. The maximum amount of Shares that may be granted as subject to a Performance-Based Award denominated in Shares shall be 2,000,000 Shares per fiscal year for any Participant. The maximum amount payable in respect of a Performance-Based Award that is not denominated in Shares during a fiscal year to any Participant shall be equal to the greater of (x) $15,000,000 and (y) 2.5 percent (2.5%) of the Company’s income before income taxes, as reported in the Company’s audited consolidated financial statements for the year in respect of which the Performance-Based Award is to be payable or distributed, as applicable. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

9. ADJUSTMENTS UPON CERTAIN EVENTS
Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange or change in capital structure, any distribution to shareholders of Shares other than regular cash dividends or any similar event, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance as set forth in Section 3 of the Plan or pursuant to outstanding Awards, (ii) the Option Price, (iii) the maximum number or amount of Awards that may be granted to any Participant during a fiscal year and/or (iv) any other affected terms of such Awards.

(b) Change in Control. Except as otherwise provided in an Award agreement, in the event of a Change in Control, the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (i) the acceleration of an Award, (ii) the payment of a cash amount in exchange for the cancellation of an Award which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights and/or (iii) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the date of the consummation of the Change in Control.

10. NO RIGHT TO EMPLOYMENT
The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment of a Participant and shall not lessen or affect the Company’s or Subsidiary’s right to terminate the employment of such Participant.

11. SUCCESSORS AND ASSIGNS
The Plan shall be binding on all successors and assigns of the Company and a Participant; including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12. NONTRANSFERABILITY OF AWARDS
Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. Notwithstanding the foregoing, a Participant may transfer an Option (other than an ISO) in whole or in part by gift or domestic relations order to a family member of the Participant (a “Permitted Transferee”) and, following any such transfer such Option or portion thereof shall be exercisable only by the Permitted Transferee, provided that no such Option or portion thereof is transferred for value, and provided further that, following any such transfer, neither such Option or any portion thereof nor any right hereunder shall be transferable other than to the Participant or otherwise than by will or the laws of descent and distribution or be subject to attachment, execution or other similar process. For purposes of this Section 12, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets and any other entity in which these persons (or the Participant) own more than 50% of the voting interests. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13. AMENDMENTS OR TERMINATION
The Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the shareholders of the Company, would (except as is provided in the Plan for adjustments in certain events), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Committee may not amend, alter or discontinue the provisions relating to Section 9(b) of the Plan after the occurrence of a Change in Control.

Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code.

14. INTERNATIONAL PARTICIPANTS
With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) ‘covered employees’ within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or an Affiliate.

15. CHOICE OF LAW
The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

16. EFFECTIVENESS OF THE PLAN
The Plan shall be effective as of the Effective Date, subject to the approval of the Company’s shareholders.

17. SECTION 409A
Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments or deliveries of shares in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment or delivery of shares on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. In the case of a Participant who is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), payments and/or deliveries of shares in respect of any Award subject to Section 409A of the Code that are linked to the date of the Participant’s separation from service shall not be made prior to the date which is six (6) months after the date of such Participant’s separation from service from the Company and its affiliates, determined in accordance with Section 409A of the Code and the regulations promulgated thereunder. The Company shall use commercially reasonable efforts to implement the provisions of this Section 17 in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 17.

HOVNANIAN ENTERPRISES, INC. 110 WEST FRONT STREET P.O. BOX 500 RED BANK, NJ 07701
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote over the Internet or by telephone, please do not mail your card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M18836-P87247 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
HOVNANIAN ENTERPRISES, INC.

Proposals to be voted on at our Annual Meeting are listed below along with the Board of Director's recommendations.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposals 2 and 3.
		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		☐	☐	☐

Vote on Directors

1.	Election of directors.
Nominees:
	01) Ara K. Hovnanian 02) Robert B. Coutts 03) Edward A. Kangas 04) Joseph A. Marengi	05) John J. Robbins 06) J. Larry Sorsby 07) Stephen D. Weinroth

Vote on Proposal						For	Against	Abstain

2.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2010.					☐	☐	☐

3.	Approval of amendments to our Amended and Restated 2008 Stock Incentive Plan.					☐	☐	☐

4.	Consideration of such other business as may properly come before the Annual Meeting and any adjournments thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐
		Yes	No
Please indicate if you plan to attend this meeting.		☐	☐

Please mark, sign, date and return the proxy card promptly. This Proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

DIRECTIONS TO THE 2010 ANNUAL MEETING OF SHAREHOLDERS OF HOVNANIAN ENTERPRISES, INC.

Please call our Investor Relations department at 1-800-815-9680 for directions to the Company's
2010 Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M18837-P87247

PROXY

HOVNANIAN ENTERPRISES, INC.

Class A Common Stock

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints Peter S. Reinhart and Paul W. Buchanan, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of HOVNANIAN ENTERPRISES, INC. to be held at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, N.Y. 10017, at 10:30 a.m. on March 16, 2010, and at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement dated February 1, 2010 and upon all other matters properly coming before said meeting.

This proxy, when properly executed, will be voted (1) FOR the election of the nominees to the Board of Directors; (2) FOR the ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending October 31, 2010; (3) FOR the approval of amendments to the Company's Amended and Restated 2008 Stock Incentive Plan; and (4) on any other matters in accordance with the discretion of the named proxies and agents, if no instructions to the contrary are indicated in items (1), (2) and (3).

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

SEE REVERSE		SEE REVERSE
SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SIDE

HOVNANIAN ENTERPRISES, INC. 110 WEST FRONT STREET P.O. BOX 500 RED BANK, NJ 07701
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote over the Internet or by telephone, please do not mail your card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M18838-P87247 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
HOVNANIAN ENTERPRISES, INC.

Proposals to be voted on at our Annual Meeting are listed below along with the Board of Director's recommendations.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposals 2 and 3.
		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		☐	☐	☐

Vote on Directors

1.	Election of directors.
Nominees:
	01) Ara K. Hovnanian 02) Robert B. Coutts 03) Edward A. Kangas 04) Joseph A. Marengi	05) John J. Robbins 06) J. Larry Sorsby 07) Stephen D. Weinroth

Vote on Proposal						For	Against	Abstain

2.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2010.					☐	☐	☐

3.	Approval of amendments to our Amended and Restated 2008 Stock Incentive Plan.					☐	☐	☐

4.	Consideration of such other business as may properly come before the Annual Meeting and any adjournments thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐
		Yes	No
Please indicate if you plan to attend this meeting.		☐	☐

Please mark, sign, date and return the proxy card promptly. This Proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

DIRECTIONS TO THE 2010 ANNUAL MEETING OF SHAREHOLDERS OF HOVNANIAN ENTERPRISES, INC.

Please call our Investor Relations department at 1-800-815-9680 for directions to the Company's
2010 Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M18839-P87247

PROXY

HOVNANIAN ENTERPRISES, INC.

Class B Common Stock

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints Peter S. Reinhart and Paul W. Buchanan, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of HOVNANIAN ENTERPRISES, INC. to be held at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, N.Y. 10017, at 10:30 a.m. on March 16, 2010, and at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement dated February 1, 2010 and upon all other matters properly coming before said meeting.

This proxy, when properly executed, will be voted (1) FOR the election of the nominees to the Board of Directors; (2) FOR the ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending October 31, 2010; (3) FOR the approval of amendments to the Company's Amended and Restated 2008 Stock Incentive Plan; and (4) on any other matters in accordance with the discretion of the named proxies and agents, if no instructions to the contrary are indicated in items (1), (2) and (3).

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

SEE REVERSE		SEE REVERSE
SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SIDE

HOVNANIAN ENTERPRISES, INC. 110 WEST FRONT STREET P.O. BOX 500 RED BANK, NJ 07701	VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M18840-P87247 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
HOVNANIAN ENTERPRISES, INC.

Proposals to be voted on at our Annual Meeting are listed below along with the Board of Director's recommendations.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposals 2 and 3.
		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		☐	☐	☐

Vote on Directors

1.	Election of directors.
Nominees:
	01) Ara K. Hovnanian 02) Robert B. Coutts 03) Edward A. Kangas 04) Joseph A. Marengi	05) John J. Robbins 06) J. Larry Sorsby 07) Stephen D. Weinroth

Vote on Proposal						For	Against	Abstain

2.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2010.					☐	☐	☐

3.	Approval of amendments to our Amended and Restated 2008 Stock Incentive Plan.					☐	☐	☐

4.	Consideration of such other business as may properly come before the Annual Meeting and any adjournments thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐
		Yes	No
Please indicate if you plan to attend this meeting.		☐	☐

Please mark, sign, date and return the proxy card promptly. This Proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

DIRECTIONS TO THE 2010 ANNUAL MEETING OF SHAREHOLDERS OF HOVNANIAN ENTERPRISES, INC.

Please call our Investor Relations department at 1-800-815-9680 for directions to the Company's
2010 Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M18841-P87247

PROXY

HOVNANIAN ENTERPRISES, INC.

Nominee Holder of Class B Common Stock

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints Peter S. Reinhart and Paul W. Buchanan, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of HOVNANIAN ENTERPRISES, INC. to be held in the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, N.Y. 10017, at 10:30 a.m. on March 16, 2010, and at any adjournments thereof, upon the matters set forth in the notice of meeting and Proxy Statement dated February 1, 2010 and upon all other matters properly coming before said meeting.

This proxy, when properly executed, will be voted (1) FOR the election of the nominees to the Board of Directors; (2) FOR the ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending October 31, 2010; (3) FOR the approval of amendments to the Company's Amended and Restated 2008 Stock Incentive Plan; and (4) on any other matters in accordance with the discretion of the named proxies and agents, if no instructions to the contrary are indicated in items (1), (2) and (3).

According to the certification of the beneficial owner of the shares represented by this proxy, such beneficial owner (A) has been the beneficial owner of _______ of such shares continuously since the date of their issuance or is a Permitted Transferee (as defined in paragraph 4(A)(i) of paragraph FOURTH of the Company's amended Certificate of Incorporation) of any such beneficial owner and (B) has not been the beneficial owner of _______ of such shares continuously since the date of their issuance nor a Permitted Transferee of any such beneficial owner.

If no certification is made by the beneficial owner of the shares represented by this proxy, it will be deemed that all shares of Class B Common Stock represented by this proxy have not been held continuously, since the date of issuance, for the benefit or account of the same beneficial owner of the shares represented by this proxy or any Permitted Transferee.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

SEE REVERSE		SEE REVERSE
SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SIDE